   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 16, 1996
                                                        REG. NO. 333-  ,   ,
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 -------------

                        FORM S-3 REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933

                                 -------------

               MELLON CAPITAL II             MELLON CAPITAL III
     (Exact name of each registrant as specified in its Trust Agreements)
                            MELLON BANK CORPORATION
            (Exact name of registrant as specified in its charter)

                                 -------------
             PENNSYLVANIA                             DELAWARE
   (State or other jurisdiction of        (State or other jurisdiction of
    incorporation or organization)                 incorporation
              25-1233834                or organization of each registrant)
 (I.R.S. Employer Identification No.)          EACH TO BE APPLIED FOR
                                        (I.R.S. Employer Identification No.)
                                            C/O MELLON BANK CORPORATION
        ONE MELLON BANK CENTER                 ONE MELLON BANK CENTER
           500 GRANT STREET                       500 GRANT STREET
    PITTSBURGH, PENNSYLVANIA 15258         PITTSBURGH, PENNSYLVANIA 15258
            (412) 234-5000                         (412) 234-5000
  (Address, including zip code, and      (Address, including zip code, and
     telephone number, including            telephone number, including
 area code, of registrant's principal     area code, of each registrant's
          executive offices)                principal executive offices)

                                 -------------

                               CARL KRASIK, ESQ.
                           ASSOCIATE GENERAL COUNSEL
                            ONE MELLON BANK CENTER
                               500 GRANT STREET
                        PITTSBURGH, PENNSYLVANIA 15258
                                (412) 234-5000
           (Name, address, including zip code, and telephone number,
         including area code, of agent for service of each registrant)
                                WITH COPIES TO:
        ROBERT K. MORRIS, ESQ.                   MARK J. WELSHIMER
       REED SMITH SHAW & MCCLAY                 SULLIVAN & CROMWELL
           435 SIXTH AVENUE                       125 BROAD STREET
    PITTSBURGH, PENNSYLVANIA 15219            NEW YORK, NEW YORK 10004
            (412) 288-3131                         (212) 558-4000
                                 -------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: from time to time after the Registration Statement becomes effective.

                                 -------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
                                                           ----------------
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
                  ----------------
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                           AMOUNT           PROPOSED           PROPOSED
            TITLE OF EACH CLASS OF         TO BE        MAXIMUM OFFERING  MAXIMUM AAGGREGATE    AMOUNT OF
          SECURITIES TO BE REGISTERED    REGISTERED     PRICE PER UNIT(1) OFFERING PRICE(1)  REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Junior Subordinated Deferrable
 Interest Debentures of Mellon Bank
 Corporation(2).......................  $500,000,000         $1,000          $500,000,000              N/A
-------------------------------------------------------------------------------------------------------------
Preferred Securities of Mellon Capital
 II and Mellon
 Capital III..........................   500,000 shs         $1,000          $500,000,000      $151,515.15
-------------------------------------------------------------------------------------------------------------
Mellon Bank Corporation Guarantee with
 respect to Preferred
 Securities(3)(4).....................           N/A            N/A                   N/A              N/A
-------------------------------------------------------------------------------------------------------------
Total.................................  $500,000,000(5)         100%         $500,000,000(5)   $151,515.15

-------------------------------------------------------------------------------
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(1) Estimated solely for the purpose of computing the registration fee.
(2) The Junior Subordinated Deferrable Interest Debentures will be purchased by Mellon Capital II and Mellon Capital III with the proceeds of the sale of the Preferred Securities.
(3) No separate consideration will be received for Mellon Bank Corporation Guarantee.
(4) This Registration Statement is deemed to cover the Junior Subordinated Deferrable Interest Debentures of Mellon Bank Corporation, the rights of holders of Junior Subordinated Deferrable Interest Debentures of Mellon Bank Corporation under the Indenture, the rights of holders of Preferred Securities of Mellon Capital II and Mellon Capital III under each Trust Agreement, the rights of holders of the Preferred Securities under the Guarantees and the Expense Agreement, which taken together, fully irrevocably and unconditionally guarantee all of the respective obligations of Mellon Capital II and Mellon Capital III under the
    Preferred Securities.
(5) Such amount represents the principal amount of Junior Subordinated Deferrable Interest Debentures issued at their principal amount and the issue price rather than the principal amount of Junior Subordinated Deferrable Interest Debentures issued at an original issue discount. Such amount also represents the initial public offering price of the Mellon Capital II and III Preferred Securities.

                                 -------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION
STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED DECEMBER 16, 1996

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 16, 1996)
                                  $500,000,000
                       [LOGO OF MELLON BANK CORPORATION]

                               MELLON CAPITAL II
                           % CAPITAL SECURITIES, SERIES B
   (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY) FULLY AND UNCONDITIONALLY
                      GUARANTEED, AS DESCRIBED HEREIN, BY
                            MELLON BANK CORPORATION

                                  ----------

  The     % Capital Securities, Series B (the "Series B Capital Securities"),
offered hereby represent beneficial interests in Mellon Capital II, a statutory business trust formed under the laws of the State of Delaware (the "Series B Issuer"). Mellon Bank Corporation, a Pennsylvania corporation (the "Corporation"), will be the owner of all the beneficial ownership interests represented by common securities of the Series B Issuer ("Series B Common Securities" and, collectively with the Series B Capital Securities, the "Series B Securities"). The Chase Manhattan Bank is the Property Trustee of the Series B

                                                        (Continued on next page)
                                  ----------

  SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE SERIES B CAPITAL SECURITIES.
                                  ----------

     THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND
         ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENTAL AGENCY.
                                  ----------

THESE SECURITIES  HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE  SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
  ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT RELATES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
   OFFENSE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                                                   PROCEEDS TO
                                  INITIAL PUBLIC   UNDERWRITING   THE SERIES B
                                 OFFERING PRICE(1) COMMISSION(2) ISSUER(1)(3)(4)
--------------------------------------------------------------------------------
Per Series B Capital Security...      $1,000            (3)          $1,000
--------------------------------------------------------------------------------
Total...........................   $500,000,000         (3)       $500,000,000

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Plus accrued distributions, if any, from the date of original issuance.
(2) The Series B Issuer and the Corporation have each agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Series B Capital Securities will be invested in the Series B Subordinated Debentures, the Corporation has agreed to pay to the Underwriters as compensation for their
    arranging the investment therein of such proceeds $   per Series B Capital
    Security (or $          in the aggregate). See "Underwriting."
(4) Expenses of the offering, which are payable by the Corporation, are
    estimated to be $       .
                                  ----------

  The Series B Capital Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that the Series B Capital Securities will be ready for delivery in book-entry form only through the facilities of The Depository Trust Company in
New York, New York, on or about December   , 1996, against payment therefor in
immediately available funds.
                                  ----------

                                  ----------

          The date of this Prospectus Supplement is December  , 1996.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SERIES B CAPITAL SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER THE COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.
                               ----------------

(cover page continued)

Issuer. The Series B Issuer exists for the sole purpose of issuing the Series B Securities and investing the proceeds thereof in $515,464,000 aggregate
principal of the     % Junior Subordinated Deferrable Interest Debentures,
Series B (the "Series B Subordinated Debentures"), to be issued by the Corporation. The Series B Subordinated Debentures will mature on [December 1, 2026] (the "Stated Maturity"). The Series B Capital Securities will have a preference under certain circumstances with respect to cash distributions and amounts payable on liquidation or redemption over the Series B Common Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus.

  Holders of the Series B Capital Securities will be entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable semi-annually in arrears on the first day of June and
December of each year, commencing [June 1, 1997], at the annual rate of     %
of the Liquidation Amount (as defined in the accompanying Prospectus) of $1,000 per Series B Capital Security ("Distributions"). Subject to certain exceptions, as described herein, the Corporation has the right to defer payment of interest on the Series B Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Series B Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with
interest thereon at the rate of     %, compounded semi-annually, to the extent
permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Series B Subordinated Debentures are so deferred, Distributions on the Series B Capital Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock or debt securities that rank pari passu with or junior to the Series B Subordinated Debentures. During an Extension Period, interest on the Series B Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Series B Capital
Securities are entitled will accumulate) at the rate of     % per annum,
compounded semi-annually from the relevant payment date for such interest, and holders of Series B Capital Securities will be required to accrue interest income for United States federal income tax purposes. See "Certain Terms of Series B Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Series B Subordinated Debentures are unsecured and subordinated to all Senior Debt (as defined in the accompanying Prospectus). Most of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Mellon Bank, N.A., The Dreyfus Corporation and The Boston Company, Inc., upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series B Subordinated Debentures (and therefore the Series B Capital Securities) will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders thereof should only look to the assets of the Corporation for payments on the Series B Subordinated Debentures. See "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The Corporation has, through the Series B Guarantee, the Trust Agreement, the Series B Subordinated Debentures, the Indenture and the Expense Agreement (each as defined herein), taken together, fully, irrevocably

(cover page continued)

and unconditionally guaranteed all of the Series B Issuer's obligations under the Series B Capital Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees--Full and Unconditional Guarantee" in the accompanying Prospectus. The Series B Guarantee of the Corporation guarantees the payment of Distributions and payments on liquidation of the Series B Issuer or redemption of the Series B Capital Securities, but only in each case to the extent of funds held by the Series B Issuer, as described herein (the "Series B Guarantee"). See "Description of Guarantees" in the accompanying Prospectus. If the Corporation does not make interest payments on the Series B Subordinated Debentures held by the Series B Issuer, the Series B Issuer will have insufficient funds to pay Distributions on the Series B Capital Securities. The Series B Guarantee does not cover payment of Distributions when the Series B Issuer has insufficient funds to pay such Distributions. In such event, a holder of Series B Capital Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Preferred Securities" in the accompanying Prospectus. The obligations of the Corporation under the Series B Guarantee and the Series B Capital Securities are subordinate and junior in right of payment to all Senior Debt of the Corporation.

  The Series B Capital Securities are subject to mandatory redemption, in whole or in part, upon repayment of the Series B Subordinated Debentures at their Stated Maturity or earlier redemption. Subject to the Corporation having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so if then required under applicable capital guidelines or policies, the Series B Subordinated Debentures are redeemable prior to their stated maturity at the option of the Corporation (i) on or after [December 1, 2006], in whole at any time or in part from time to time, or (ii) prior to [December 1, 2006], in whole (but not in part) within 90 days following the occurrence of a Tax Event or a Capital Treatment Event (each as defined herein). For a description of redemption prices for the Series B Capital Securities pursuant to clause (i) or (ii) above, see "Certain Terms of Series B Capital Securities--Redemption" and "Certain Terms of the Series B Subordinated Debentures--Redemption."

  The Corporation will have the right at any time to terminate the Series B Issuer, subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Certain Terms of Series B Capital Securities--Liquidation of Series B Issuer and Distribution of Series B Subordinated Debentures to Holders." In the event of the termination of the Series B Issuer, after satisfaction of liabilities to creditors of the Series B Issuer as required by applicable law, the holders of the Series B Capital Securities will be entitled to receive a Liquidation Amount of $1,000 per Series B Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Series B Subordinated Debentures in exchange therefor, subject to certain exceptions. See "Description of Preferred Securities--Liquidation Distribution Upon Termination" in the accompanying Prospectus.

  The Series B Capital Securities will be represented by global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Series B Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described in the accompanying Prospectus, Series B Capital Securities in certificated form will not be issued in exchange for the global certificates. See "Certain Terms of Series B Capital Securities--Registration of Series B Capital Securities."

  The information in this Prospectus Supplement supplements and should be read in conjunction with the information contained in the accompanying Prospectus. As used herein, (i) the "Indenture" means the Junior Subordinated Indenture, as amended and supplemented from time to time, between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"), and (ii) the "Trust Agreement" means the Amended and Restated Trust Agreement relating to the Series B Issuer among the Corporation, as Depositor, The Chase Manhattan Bank, as Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). Each of the other capitalized terms used in this Prospectus Supplement and not otherwise defined in this Prospectus Supplement has the meaning set forth in the accompanying Prospectus.

                                 RISK FACTORS

  Prospective purchasers of the Series B Capital Securities should carefully review the information contained elsewhere in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following matters. In addition, because holders of Series B Capital Securities may receive Series B Subordinated Debentures in exchange therefor upon liquidation of the Series B Issuer, prospective purchasers of Series B Capital Securities are also making an investment decision with regard to the Series B Subordinated Debentures and should carefully review all the information regarding the Series B Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE SERIES B GUARANTEE AND THE SERIES B SUBORDINATED DEBENTURES

  The obligations of the Corporation under the Series B Guarantee issued by the Corporation for the benefit of the holders of Series B Securities and under the Series B Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. Most of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of the assets of any subsidiary, including Mellon Bank, N.A., The Dreyfus Corporation and The Boston Company, Inc., upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which certain of the Corporation's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, the Corporation of certain of its other subsidiaries. Accordingly, the Series B Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series B Subordinated Debentures should look only to the assets of the Corporation for payments on the Series B Subordinated Debentures. See "Mellon Bank Corporation." None of the Indenture, the Series B Guarantee, the Trust Agreement or the Expense Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation. See "Description of Guarantees--Status of the Guarantees" and "Description of Junior Subordinated Debentures--Subordination" in the accompanying Prospectus.

  The ability of the Series B Issuer to pay amounts due on the Series B Capital Securities is solely dependent upon the Corporation making payments on the Series B Subordinated Debentures as and when required.

OPTION TO DEFER INTEREST PAYMENT; TAX CONSEQUENCES; MARKET PRICE CONSEQUENCES

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series B Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series B Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Series B Capital Securities by the Series B Issuer will also be deferred (and the amount of Distributions to which holders of the Series B Capital Securities are entitled will
accumulate additional Distributions thereon at the rate of     % per annum,
compounded semi-annually from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, or (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other Series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series B Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series B Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series B Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series B Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the annual rate of
    %, compounded semi-annually from the interest payment date for such interest, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series B Capital Securities-- Distributions" and "Certain Terms of Series B Subordinated Debentures--Option to Defer Interest Payments."

  Should an Extension Period occur, a holder of Series B Capital Securities will be required to accrue income (in the form of original issue discount) in respect of its pro rata share of the Series B Subordinated Debentures held by the Series B Issuer for United States federal income tax purposes. As a result, a holder of Series B Capital Securities will be required to include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Series B Issuer if the holder disposes of the Series B Capital Securities prior to the record date for the payment of Distributions. See "Certain Federal Income Tax Consequences-- Interest Income and Original Issue Discount" and "--Sale or Redemption of Series B Capital Securities."

  The Corporation has no current intention of exercising its right to defer payments of interest on the Series B Subordinated Debentures. However, should the Corporation elect to exercise such right in the future, the market price of the Series B Capital Securities is likely to be affected. A holder that disposes of its Series B Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Series B Capital Securities.

TAX EVENT OR CAPITAL TREATMENT EVENT--REDEMPTION

  Upon the occurrence and continuation of a Tax Event or Capital Treatment Event prior to [December 1, 2006], the Corporation has the right to redeem the Series B Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of the Series B Capital Securities. Any such redemption shall be at a price equal to the Make-Whole Amount (as defined in "Certain Terms of Series B Capital Securities--Redemption") together with accrued interest to but excluding the date fixed for redemption. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve to do so if then required under applicable guidelines or policies.

  A "Tax Event" means the receipt by the Series B Issuer of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of issuance of the Series B Capital Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Series B Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Series B Subordinated Debentures, (ii) interest payable by the Corporation on the Series B Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes or (iii) the Series B Issuer is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  See "Risk Factors--Possible Tax Law Changes Affecting the Series B Preferred Securities" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Series B Capital Securities prior to [December 1, 2006].

  A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Series B Capital Securities under the Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the Series B Capital Securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

EXCHANGE OF SERIES B CAPITAL SECURITIES FOR SERIES B SUBORDINATED DEBENTURES

  The Corporation will have the right at any time to terminate the Series B Issuer and, after satisfaction of liabilities to creditors of the Series B Issuer as required by applicable law, cause the Series B Subordinated Debentures to be distributed to the holders of the Series B Capital Securities in exchange therefor upon liquidation of the Series B Issuer. The exercise of such right is subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. See "Certain Terms of Series B Capital Securities--Liquidation of Series B Issuer and Distribution of Series B Subordinated Debentures to Holders."

  Under current United States federal income tax law and interpretations, a distribution of the Series B Subordinated Debentures upon a liquidation of the Series B Issuer should not be a taxable event to holders of the Series B Capital Securities. However, if a Tax Event were to occur which would cause the Series B Issuer to be subject to United States federal income tax with respect to income received or accrued on the Series B Subordinated Debentures, a distribution of the Series B Subordinated Debentures by the Series B Issuer could be a taxable event to the Series B Issuer and the holders of the Series B Capital Securities. See "Certain Federal Income Tax Consequences-- Distribution of the Series B Subordinated Debentures to Holders of Series B Capital Securities."

MARKET PRICES

  There can be no assurance as to the market prices for Series B Capital Securities or Series B Subordinated Debentures that may be distributed in exchange for Series B Capital Securities upon liquidation of the Series B Issuer. Accordingly, the Series B Capital Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Series B Subordinated Debentures that a holder of Series B Capital Securities may receive on liquidation of the Series B Issuer, may trade at a discount to the price that the investor paid to purchase the Series B Capital Securities offered hereby. As a result of the existence of the Corporation's right to defer interest payments, the market price of the Series B Capital Securities (which represent beneficial ownership interest in the Series B Issuer) may be more volatile than the market prices of other securities that are not subject to such optional deferrals. See "Certain Terms of the Series B Subordinated Debentures" and "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" in the accompanying Prospectus.

RIGHTS UNDER THE SERIES B GUARANTEE

  The Series B Guarantee guarantees to the holders of the Series B Securities the following payments, to the extent not paid by the Series B Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series B Securities, to the extent that the Series B Issuer has funds on hand available therefor at such time, (ii) the redemption price with respect to any Series B Securities called for redemption, to the extent that the Series B Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Series B Issuer (unless the Series B Subordinated Debentures are distributed to holders of the Series B Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment to the extent that the Series B Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series B Issuer remaining available for distribution to holders of the Series B Securities after payment of creditors of the Series B Issuer as required by applicable law. The Series B Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Chase Manhattan Bank will act as the indenture trustee under the Series B Guarantee (the "Guarantee Trustee") for the purpose of compliance with the Trust Indenture Act and will hold the Series B Guarantee for the benefit of the holders of the Series B Securities. The Chase Manhattan Bank will also act as Debenture Trustee for the Series B Subordinated Debentures and as Property Trustee and Chase Manhattan Bank Delaware will act as Delaware Trustee under the Trust Agreement.

  The Series B Guarantee is subordinate as described under "--Ranking of Subordinated Obligations Under the Series B Guarantee and the Series B Subordinated Debentures".

  The holders of not less than a majority in aggregate Liquidation Amount of the Series B Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Series B Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series B Guarantee. Any holder of the Series B Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series B Guarantee without first instituting a legal proceeding against the Series B Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series B Subordinated Debentures, the Series B Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series B Securities or otherwise, and, in such event, holders of the Series B Securities would not be able to rely upon the Series B Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the Series B Subordinated Debentures on the applicable payment date, then a holder of Series B Capital Securities may institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series B Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series B Capital Securities of such holder (a "Direct Action"). In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series B Capital Securities in the Direct Action. Except as described herein, holders of Series B Capital Securities will not be able to exercise directly any other remedy available to the holders of the Series B Subordinated Debentures or assert directly any other rights in respect of the Series B Subordinated Debentures. See "Description of Junior Subordinated Debentures--

Enforcement of Certain Rights of Holders of Preferred Securities," "Debenture Events of Default" and "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series B Securities by acceptance thereof agrees to the provisions of the Series B Guarantee, the Expense Agreement and the Indenture.

LIMITED VOTING RIGHTS

  Holders of Series B Capital Securities generally will have limited voting rights relating only to the modification of the Series B Capital Securities and the Series B Guarantee and the exercise of the Series B Issuer's rights as holder of Series B Subordinated Debentures and the Series B Guarantee. Holders of Series B Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, or the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Series B Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described in the accompanying Prospectus. The Property Trustee, the Administrative Trustees and the Corporation may amend the Trust Agreement without the consent of holders of Series B Capital Securities to ensure that the Series B Issuer will be classified for United States federal income tax purposes as a grantor trust unless such action materially and adversely affects the interests of such holders. See "Description of Preferred Securities--Voting Rights; Amendment of Each Trust Agreement" and "--Removal of Issuer Trustees" in the accompanying Prospectus.

TRADING CHARACTERISTICS OF SERIES B CAPITAL SECURITIES

  The Corporation and the Series B Issuer do not intend to have the Series B Capital Securities listed on any securities exchange. If the underwriters do not make a market for the Series B Capital Securities, the liquidity of the Series B Capital Securities could be adversely affected. The Series B Capital Securities may trade at prices that do not fully reflect the value of accrued and unpaid interest with respect to the underlying Series B Subordinated Debentures. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "Sale or Redemption of Series B Preferred Securities" for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the Series B Securities.

POSSIBLE TAX LAW CHANGES AFFECTING THE SERIES B CAPITAL SECURITIES

  On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was released which would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Series B Subordinated Debentures, the Corporation would not be able to deduct interest on the Series B Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles
B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the Joint Statement (the "Democrat Letters"). If the principles contained in the Joint Statement and the Democrat Letters were enacted, such legislation would not apply to the Series B Subordinated Debentures. Under current law, the Corporation will be able to deduct interest on the Series B Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Series B Subordinated

Debentures. Such a change could give rise to a Tax Event, which would permit the Corporation, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies of the Federal Reserve, to cause a redemption of the Series B Capital Securities before [December 1, 2006]. See "Certain Terms of Series B Subordinated Debentures--Redemption" in this Prospectus Supplement and "Description of Preferred Securities--Redemption or Exchange--Tax Event Redemption" in the accompanying Prospectus. See also "Certain Federal Income Tax Consequences--Possible Tax Law Changes."

                               MELLON CAPITAL II

  Mellon Capital II (the "Series B Issuer") is a statutory business trust created under Delaware law pursuant to (i) the Trust Agreement executed by the Corporation, as Depositor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein, and (ii) the filing of a certificate of trust with the Delaware Secretary of State on December 3, 1996. The Series B Issuer's business and affairs are conducted by the Issuer Trustees: The Chase Manhattan Bank, as Property Trustee, and Chase Manhattan Bank Delaware, as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Series B Issuer exists for the exclusive purposes of (i) issuing and selling the Series B Capital Securities and Series B Common Securities, (ii) using the proceeds from the sale of such Securities to acquire Series B Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Series B Capital Securities). Accordingly, the Series B Subordinated Debentures and the right to reimbursement under the Expense Agreement will be the sole assets of the Series B Issuer, and payments under the Series B Subordinated Debentures and the Expense Agreement will be the sole revenue of the Series B Issuer. All of the Series B Common Securities will be owned by the Corporation. The Series B Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Series B Capital Securities, except that upon the occurrence and continuance of an event of default under the Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation as holder of the Series B Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Series B Capital Securities. See "Description of Preferred Securities--Subordination of Common Securities" in the accompanying Prospectus. The Corporation will acquire Series B Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Series B Issuer. The Series B Issuer has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Series B Issuer is c/o Mellon Bank Corporation, One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, Attention:
Secretary, and its telephone number is (412) 234-5000. See "The Issuers" in the accompanying Prospectus.

  It is anticipated that the Series B Issuer will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                            MELLON BANK CORPORATION

  Mellon Bank Corporation (the "Corporation") is a multibank holding company incorporated under the laws of Pennsylvania in August 1971 and registered under the Federal Bank Holding Company Act of 1956, as amended. The Corporation provides a comprehensive range of financial products and services in domestic and selected international markets. The Corporation's banking subsidiaries are located in Pennsylvania, Massachusetts, Delaware, Maryland, and New Jersey. Other subsidiaries are located in key business centers throughout the United States and abroad. At September 30, 1996, the Corporation was the 22nd largest bank holding company in the United States in terms of assets.

  The Corporation's principal direct subsidiaries are Mellon Bank, N.A. ("Mellon Bank"), The Boston Company, Inc. ("TBC"), Mellon Bank (DE) National Association, Mellon Bank (MD) and a number of companies known as Mellon Financial Services Corporations. The Corporation also owns a federal savings bank headquartered in New Jersey, Mellon Bank, F.S.B. The Dreyfus Corporation ("Dreyfus"), one of the nation's largest mutual fund companies, is a wholly owned subsidiary of Mellon Bank. The Corporation's banking subsidiaries engage in retail financial services, commercial banking, trust and investment management services, residential real estate loan financing, mortgage servicing, mutual fund activities, equipment leasing and various securities-related activities.

  Mellon Bank, which has its executive offices in Pittsburgh, Pennsylvania, became a subsidiary of the Corporation in November 1972. With its predecessors, Mellon Bank has been in business since 1869. Mellon Bank is comprised of six operating regions throughout Pennsylvania and in southern New Jersey. Dreyfus, headquartered in New York, New York, serves primarily as an investment adviser, manager and administrator of mutual funds. TBC, through Boston Safe Deposit and Trust Company ("BSDT") and other subsidiaries, engages in the business of institutional trust and custody, institutional asset management, private asset management and banking services. TBC is headquartered in Boston, Massachusetts. Mellon Bank (DE) National Association, headquartered in Wilmington, Delaware, serves consumer and small to midsize commercial markets throughout Delaware and provides nationwide cardholder processing services. Mellon Bank (MD) is headquartered in Rockville, Maryland, and serves consumer and small to midsize commercial markets throughout Maryland. Mellon Bank (MD) has a Maryland state charter and is a member of the Federal Reserve System. Mellon Bank, F.S.B., headquartered in Paramus, New Jersey, provides corporate trust and personal trust services and serves consumer and small to midsize commercial markets.

  The Corporation's banking subsidiaries operate 1,104 domestic retail banking locations, including 428 retail offices. The deposits of the national banking subsidiaries, BSDT, Mellon Bank (MD) and Mellon Bank, F.S.B. are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent provided by law.

  Other subsidiaries of the Corporation provide a broad range of bank-related services, including equipment leasing, commercial loan financing, stock transfer services, cash management and numerous trust and investment management services. The types of financial products and services offered by the Corporation's subsidiaries are subject to change.

  For analytical purposes, management has focused the Corporation into four core business sectors: Consumer Investment Services, Consumer Banking Services, Corporate/Institutional Investment Services and
Corporate/Institutional Banking Services. There is considerable interrelationship among these sectors.

CONSUMER INVESTMENT SERVICES

  The Corporation provides a broad array of personal trust services, investment services and retail mutual funds to consumers. These products and services are offered principally through the private asset management trust group of Mellon Bank and BSDT, through Dreyfus and throughout the Corporation's retail banking network.

CONSUMER BANKING SERVICES

  The Consumer Banking Services sector includes consumer lending and deposit products, business banking, credit card, mortgage loan origination and servicing, and jumbo residential mortgage lending. The consumer lending and deposit products and small business banking services primarily are offered through the Corporation's retail banking network, which is composed of 356 retail branches, 71 supermarket facilities, 676 ATM's, 7 loan sales offices and a telephone banking center. This network is primarily located in the Central Atlantic region of the United States. This banking network provides a full range of products to individuals including short- and long-term credit facilities, credit cards, mortgages, safe deposit facilities and access to ATM's. Jumbo residential mortgage lending is offered nationally through the private asset management representative offices. This sector also includes the core servicing function of the Corporation's mortgage banking operations located in Kansas City, Houston, Denver, Cleveland and Paramus, through which the Corporation originates and services residential and commercial mortgages for institutional investors and makes residential loans nationwide.

CORPORATE/INSTITUTIONAL INVESTMENT SERVICES

  The Corporate/Institutional Investment Services sector serves the institutional markets (including employee benefit plans) by providing institutional trust and custody, institutional asset and institutional mutual fund management and administration, securities lending, foreign exchange, cash management, stock transfer and corporate trust services. The Corporation's subsidiaries provide trust and investment management services while operating under the umbrella name "Mellon Trust". In addition, the subsidiaries provide institutional mutual fund management through Dreyfus. The Corporation also owns a number of subsidiaries that provide a variety of active and passive equity and fixed income investment management services, including management of international securities. Through the Global Cash Management department, the Corporation offers a broad range of cash management services, including remittance processing, collections and disbursements, check processing and electronic services. The Corporation's subsidiaries also provide services relating primarily to defined contribution employee benefit plans under the umbrella name "Dreyfus Retirement Services." Stock transfer services are provided in the United States through its joint venture operating under the name of Chase Mellon Shareholder Services and in Canada through The R-M Trust Company.

CORPORATE/INSTITUTIONAL BANKING SERVICES

  Corporate/Institutional Banking Services includes large corporate and middle-market lending, asset-based lending, lease financing, commercial real estate lending, insurance premium financing and securities underwriting and trading. The Corporation provides lending and other institutional banking services to domestic and selected international markets through its Corporate Banking, Institutional Banking, Capital Markets and Leasing departments. These markets generally include large domestic commercial and industrial customers, U.S. operations of foreign companies, multinational corporations, state and local governments and various financial institutions (including banks, securities broker/dealers, insurance companies, finance companies and mutual funds). The Corporation also offers corporate finance and rate risk management products; syndicates, participates out and sells loans; offers a variety of capital markets products and services, including private placement and money market transactions; and provides equipment leasing, financing and lease advisory services. The Corporation maintains foreign offices in London, Tokyo, Hong Kong, Toronto, and Grand Cayman, British West Indies. Through these offices, the Corporation conducts trade finance activities, engages in correspondent banking and provides corporate banking and capital markets services. Included in this sector is a nationwide asset-based lending division which provides secured lending, principally through accounts receivable and inventory financing. As part of this sector, Middle Market Banking serves companies with annual sales between $10 million and $250 million and the health care industry on a national basis.

  Real Estate lending consists of the Corporation's commercial real estate lending activities, through which it originates financing for residential, commercial, multi-family and other products. The Corporation provides property and casualty insurance premium financing to small, midsize and large companies in the United States through the AFCO Credit Corporation and in Canada through CAFO.

                            MELLON BANK CORPORATION
        SELECTED CONSOLIDATED FINANCIAL INFORMATION OF THE CORPORATION

  The following table presents summary consolidated financial data derived from the consolidated financial statements of the Corporation. This summary is qualified in its entirety by the detailed information and financial statements included in the documents incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                            NINE MONTHS
                               ENDED
                           SEPTEMBER 30,              YEAR ENDED DECEMBER 31,
                          ----------------  ------------------------------------------------
                           1996     1995      1995      1994      1993      1992      1991
                          -------  -------  --------  --------  --------  --------  --------
(DOLLAR AMOUNTS IN
MILLIONS, EXCEPT PER
SHARE AMOUNTS)
CONSOLIDATED STATEMENT
OF OPERATIONS DATA:
Net Interest revenue....  $ 1,107  $ 1,166  $  1,548  $  1,508  $  1,329  $  1,182  $  1,012
Provision for credit
 losses.................       75       70       105        70       125       185       250
Net interest revenue
 after provision for
 losses.................    1,032    1,096     1,443     1,438     1,204       997       762
Fee revenue.............    1,453    1,226     1,670     1,652     1,538     1,154     1,007
Gains (losses) on sales
 of securities..........        1       --         6        (5)      100       129        81
Operating expense.......    1,636    1,501     2,027     2,374     2,084     1,648     1,440
Provision for income
 taxes..................      311      304       401       278       298       104        62
                          -------  -------  --------  --------  --------  --------  --------
Net income..............  $   539  $   517  $    691  $    433  $    460  $    528  $    348
Net income applicable to
 common stock...........      510      488       652       358       397       477       299
CONSOLIDATED PER COMMON
SHARE DATA:
Primary net income......  $  3.81  $  3.32  $   4.50  $   2.42  $   2.73  $   3.56  $   2.39
Fully diluted net
 income.................     3.81     3.30      4.46      2.42      2.73      3.53      2.37
Dividends...............     1.75     1.45      2.00      1.57      1.01      0.93      0.93
Book value at period-
 end....................    26.26    26.13     26.17     25.06     24.28     21.37     18.44
Average common shares
 and equivalents
 outstanding--
 Primary (in thousands).  133,769  146,916   145,074   149,069   147,083   134,858   126,554
Average common shares
 and equivalents
 outstanding--
 Fully diluted (in
 thousands).............  134,122  147,935   146,182   149,230   147,293   137,338   127,403
RESULTS EXCLUDING
CERTAIN ITEMS (A):
Net income..............  $   539  $   517  $    691  $    652  $    519  $    398  $    259
Net income per common
 share--Primary.........     3.81     3.32      4.50      4.00      3.14      2.60      1.69
Return on average common
 shareholders'
 equity(B)..............     20.2%    17.7%     17.8%     16.0%     13.7%     13.1%      9.0%
Return on average
 assets(B)..............     1.72     1.74      1.72      1.71      1.46      1.29      0.87
CONSOLIDATED BALANCE
SHEET--AVERAGE BALANCES
(B):
Money market
 investments............  $ 1,417  $ 1,228  $  1,222  $  1,656  $  3,821  $  1,905  $  1,566
Securities..............    6,180    4,836     4,922     5,149     4,804     6,500     5,778
Loans...................   27,009   27,177    27,321    25,097    21,763    18,235    18,514
Total interest-earning
 assets.................   34,769   33,541    33,761    32,282    30,657    26,948    26,167
Total assets............   41,804   39,745    40,097    38,106    35,635    30,758    29,878
Deposits................   30,592   27,615    27,951    27,248    26,541    22,684    21,438
Notes and debentures
 (with original
 maturities over one
 year)..................    1,877    1,678     1,670     1,768     1,991     1,365     1,448
Redeemable preferred
 stock..................       --       --        --        --        --        --        51
Common shareholders'
 equity.................    3,371    3,691     3,671     3,691     3,323     2,603     2,190
Total shareholders'
 equity.................    3,806    4,126     4,106     4,277     3,964     3,112     2,614
CONSOLIDATED
PERCENTAGES:
Return on average common
 shareholders'
 equity(B)..............     20.2%    17.7%     17.8%      9.8%     12.1%     18.5%     13.8%
Return on average
 assets(B)..............     1.72     1.74      1.72      1.14      1.29      1.72      1.16
Net interest margin(B):
 Taxable equivalent
 basis(C)...............     4.28     4.68      4.62      4.71      4.39      4.46      3.99
 Without taxable
 equivalent increments..     4.25     4.65      4.58      4.67      4.34      4.39      3.86
Dividends per common
 share as a percentage
 of primary net income
 per common share.......    45.44    43.19     44.18     54.66     31.28     21.11     29.52
CAPITAL RATIOS:
Common shareholders'
 equity to assets(D)....     7.78%    8.81%     8.83%     9.54%     9.57%     8.85%     7.91%
Average common
 shareholders' equity to
 average assets(B)......     8.06     9.29      9.15      9.68      9.32      8.46      7.33
Tier I capital ratio(D).     6.74     8.77      8.14      9.48      9.70     10.20      9.05
Total (Tier I plus Tier
 II) capital ratio(D)...    11.26    12.00     11.29     12.90     13.22     13.83     13.16
Leverage capital
 ratio(D)...............     6.68     8.20      7.80      8.67      9.00      9.45      8.62
ASSET QUALITY RATIOS(E):
Reserve for credit
 losses as a percentage
 of:
 Total loans(D).........     1.69%    2.04%     1.70%     2.27%     2.45%     2.54%     3.12%
 Nonperforming loans(D).      364      313       282       403       297       152       113
Net credit losses as a
 percentage of average
 loans(B)...............     0.44     0.55      0.91      0.27      0.64      1.52      1.24
Nonperforming assets as
 a percentage of total
 loans and net acquired
 property(D)............     0.74     0.93      0.85      0.89      1.39      2.94      4.78

Footnotes on following page.

--------
Note: The comparability of the information on the prior page has been affected by the Corporation's September 30, 1996 acquisition of the business equipment financing unit of USL Capital Corporation, the December 1993 acquisition of AFCO Credit Corporation and CAFO, Inc., the May 1993 acquisition of The Boston Company, the December 1992 acquisition of certain assets and deposit liabilities of Meritor Savings Bank and the December 1991 acquisition of United Penn Bank. These acquisitions, as well as other less material acquisitions and divestitures, are described in detail in the Corporation's Annual Reports on Form 10-K for the years ended December 31, 1991 through 1995, or other documents incorporated by reference herein.
(A) Results for 1994 exclude a $130 million after tax securities lending charge, $79 million after tax of Dreyfus merger-related expenses, $10 million after tax of one-time losses on the disposition of securities available for sale previously owned by Dreyfus and $16 million of preferred stock dividends recorded in connection with the redemption of the Series H preferred stock. Results for 1993 exclude $112 million after tax of merger expenses and $53 million after tax of gains on the sale of securities related to the acquisition of The Boston Company. Results for periods prior to 1993 were calculated by applying a normalized effective tax rate of approximately 38% to pretax income. The unrecorded tax benefit that existed at the beginning of the periods prior to 1993 was included in the determination of the return on common shareholders' equity.
(B) Computed on a daily average basis.
(C) Calculated on a taxable equivalent basis, at tax rates approximating 35% for the nine months ended September 30, 1996 and 1995, and the full years ended 1995, 1994 and 1993 and 34% in all other years presented. Loan fees, nonaccrual loans and the related effect on income have been included in the calculation of the net interest margin.
(D) Period-end ratio.
(E) Segregated assets acquired in the 1992 Meritor acquisition are not reported as loans and therefore are not included in nonperforming loans. The reserve for segregated assets is not included in the reserve for credit losses. In December 1995, the Corporation segregated certain CornerStoneSM credit card loans, which had a history of delinquency, into an accelerated resolution portfolio, which is included in Other Assets on the balance sheet. Interest and principal receipts, fees and loan loss recoveries on loans in this portfolio are applied to reduce the carrying value of this portfolio.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the Corporation's ratios of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividend requirements for each of the periods indicated:

                            MELLON BANK CORPORATION
                            AND ITS SUBSIDIARIES(A)

                            NINE MONTHS ENDED
                              SEPTEMBER 30,                    YEAR ENDED DECEMBER 31,
                          --------------------- ------------------------------------------------------
                             1996       1995       1995       1994       1993       1992       1991
                          ---------- ---------- ---------- ---------- ---------- ---------- ----------
(DOLLAR AMOUNTS IN
THOUSANDS)
Income..................  $  539,703 $  517,227 $  691,534 $  433,365 $  460,213 $  527,955 $  347,451
Provision for income
 taxes..................     310,223    303,768    400,058    278,040    298,034    104,099     62,199
                          ---------- ---------- ---------- ---------- ---------- ---------- ----------
Income before provision
 for income taxes.......  $  849,926 $  820,995 $1,091,592 $  711,405 $  758,247 $  632,054 $  409,650
                          ---------- ---------- ---------- ---------- ---------- ---------- ----------
Fixed charges:
 Interest expense
  (excluding interest on
  deposits).............  $  270,141 $  300,362 $  401,700 $  263,054 $  200,915 $  211,998 $  326,437
 One-third of rental
  expense
  (net of income from
  subleases)
  and amortization of
  debt
  issuance costs........      33,085     32,763     44,303     40,140     38,190     29,446     30,300
                          ---------- ---------- ---------- ---------- ---------- ---------- ----------
 Total fixed charges
  (excluding interest on
  deposits).............     303,226    333,125    446,003    303,194    239,105    241,444    356,737
 Interest on deposits...     662,711    652,074    888,580    538,715    454,458    636,719  1,006,566
                          ---------- ---------- ---------- ---------- ---------- ---------- ----------
 Total fixed charges....  $  965,937 $  985,199 $1,334,583 $  841,909 $  693,563 $  878,163 $1,363,303
                          ---------- ---------- ---------- ---------- ---------- ---------- ----------
Preferred stock dividend
 requirements (b).......  $   46,417 $   46,786 $   62,035 $  124,260 $  103,792 $   61,197 $   57,618
                          ---------- ---------- ---------- ---------- ---------- ---------- ----------
Income before provision
 for income taxes, plus
 total fixed charges:
 Excluding interest on
  deposits..............  $1,153,152 $1,154,120 $1,537,595 $1,014,599 $  997,352 $  873,498 $  766,387
                          ---------- ---------- ---------- ---------- ---------- ---------- ----------
 Including interest on
  deposits..............  $1,815,863 $1,806,194 $2,426,175 $1,553,314 $1,451,810 $1,510,217 $1,772,953
                          ---------- ---------- ---------- ---------- ---------- ---------- ----------
Ratio of earnings (as
 defined) to fixed
 charges:
 Excluding interest on
  deposits..............        3.80       3.46       3.45       3.35       4.17       3.62       2.15
 Including interest on
  deposits..............        1.88       1.83       1.82       1.84       2.09       1.72       1.30
Ratio of earnings (as
 defined) to combined
 fixed charges and
 preferred stock
 dividends:
 Excluding interest on
  deposits..............        3.30       3.04       3.03       2.37       2.91       2.89       1.85
 Including interest on
  deposits..............        1.79       1.75       1.74       1.61       1.82       1.61       1.25

--------
(a) For purposes of computing these ratios, earnings represent consolidated income before income taxes plus consolidated fixed charges. Fixed charges, excluding interest on deposits, include interest expense (other than on deposits), one-third (the proportion deemed representative of the interest factor) of rental expense net of income from subleases, and amortization of debt issuance costs. Fixed charges, including interest on deposits, include all interest expense, one-third (the proportion deemed representative of the interest factor) of rental expense net of income from subleases, and amortization of debt issuance costs.
(b) Preferred stock dividend requirements for all years presented represent the pretax amount required to cover preferred stock dividends.

                            MELLON BANK CORPORATION
                           (PARENT CORPORATION) (A)

                         NINE MONTHS ENDED
                           SEPTEMBER 30,             YEAR ENDED DECEMBER 31,
                         ----------------- --------------------------------------------
                           1996     1995     1995     1994     1993     1992     1991
                         -------- -------- -------- -------- -------- -------- --------
(DOLLAR AMOUNTS IN
THOUSANDS)
Income before income
 taxes and equity in
 undistributed net
 income (loss) of
 subsidiaries........... $266,816 $279,942 $473,554 $434,035 $224,869 $137,594 $145,777
Fixed charges: interest
 expense, one-third of
 rental expense net of
 income from subleases,
 and amortization of
 debt issuance costs....   75,510   73,295   96,971   95,193  110,739   79,709  103,001
                         -------- -------- -------- -------- -------- -------- --------
Income before income
 taxes and equity in
 undistributed net
 income (loss) of
 subsidiaries, plus
 fixed charges.......... $342,326 $353,237 $570,525 $529,228 $335,608 $217,303 $248,778
                         -------- -------- -------- -------- -------- -------- --------
Capital stock dividend
 requirements (b)....... $ 46,417 $ 46,786 $ 62,035 $124,260 $103,792 $ 61,197 $ 57,618
                         -------- -------- -------- -------- -------- -------- --------
Ratio of earnings (as
 defined) to fixed
 charges................     4.53     4.82     5.88     5.56     3.03     2.73     2.42
Ratio of earnings (as
 defined) to combined
 fixed charges and
 preferred stock
 dividends..............     2.81     2.94     3.59     2.41     1.56     1.54     1.55

--------
(a) The parent Corporation ratios include the accounts of the Corporation and Mellon Financial Company, a wholly owned subsidiary of the Corporation that functions as a financing entity for the Corporation and its subsidiaries by issuing commercial paper and other debt guaranteed by the Corporation. For purposes of computing these ratios, earnings represent parent Corporation income before taxes and equity in undistributed net income (loss) of subsidiaries, plus the fixed charges of the parent Corporation. Fixed charges represent interest expense, one-third (the proportion deemed representative of the interest factor) of rental expense net of income from subleases, and amortization of debt issuance costs. Because the ratio excludes from earnings the equity in undistributed net income (loss) of subsidiaries, the ratio varies with the payment of dividends by such subsidiaries.
(b) Preferred stock dividend requirements for all years presented represent the pretax amount required to cover preferred stock dividends.

                                USE OF PROCEEDS

  All of the proceeds from the sale of the Series B Capital Securities will be invested by the Series B Issuer in Series B Subordinated Debentures. The Corporation intends that the proceeds from the sale of the Series B Subordinated Debentures will be added to its general corporate funds and will be used for general corporate purposes.

  The Corporation is required by the Federal Reserve to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve announced that cumulative preferred securities having the characteristics of the Series B Capital Securities could be included as Tier I capital for bank holding companies. Such Tier I capital treatment, together with the Corporation's ability to deduct, for income tax purposes, interest payable on the Series B Subordinated Debentures, will provide the Corporation with a more cost-effective means of obtaining capital for regulatory purposes than if the Corporation were to issue preferred stock.

                                CAPITALIZATION
  The following table sets forth the consolidated capitalization of the Corporation and its subsidiaries as of September 30, 1996 and as adjusted to give effect to the consummation of the offering of the Series B Capital Securities and the consummation of the offering of the Series A Capital Securities on December 10, 1996. The following data should be read in conjunction with the consolidated financial statements and notes thereto of the Corporation and its subsidiaries incorporated herein by reference.

                             CAPITALIZATION TABLE

                                                           ACTUAL       PRO FORMA
                                                        SEPTEMBER 30, SEPTEMBER 30,
                                                            1996         1996(A)
(DOLLAR AMOUNTS IN MILLIONS)                            ------------- -------------
Commercial paper.......................................    $  170        $  170
Notes and debentures:
  Parent Corporation (B):
   6.70% Subordinated Debentures due 2008..............       249           249
   6.30% Senior Notes due 2000.........................       200           200
   7 5/8% Senior Notes due 1999........................       200           200
   6 1/2% Senior Notes due 1997........................       200           200
   6 7/8% Subordinated Debentures due 2003.............       150           150
   9 1/4% Subordinated Debentures due 2001.............       100           100
   9 3/4% Subordinated Debentures due 2001.............       100           100
   Medium Term Notes, Series A, due 1997-2001
    (10.00% to 10.50% at September 30, 1996)...........        27            27
   7 1/4% Convertible Subordinated Capital Notes due
    1999...............................................         3             3
  Subsidiaries:
   7% Subordinated Notes due 2006......................       300           300
   7 5/8% Subordinated Notes due 2007..................       250           250
   6 1/2% Subordinated Notes due 2005..................       249           249
   6 3/4% Subordinated Notes due 2003..................       149           149
   Medium Term Bank Notes due 1997-2007
    (6.10% to 8.55% at September 30, 1996).............       337           337
   Various notes and obligations under capital leases
    due 1996-2001 (3.92% to 10.50% at September 30,
    1996)..............................................         5             5
                                                           ------        ------
    Total notes and debentures.........................     2,519         2,519
                                                           ------        ------
    Total commercial paper, notes and debentures.......     2,689         2,689
                                                           ------        ------
Guaranteed Preferred Beneficial Interests in
 Corporation's Junior Subordinated Deferrable Interest
 Debentures, Series A..................................       --            500
Guaranteed Preferred Beneficial Interests in
 Corporation's Junior Subordinated Deferrable Interest
 Debentures, Series B..................................       --            500
Shareholders' equity:
   9.60% Preferred Stock--$1.00 par value and $25.00
    liquidation value Authorized and issued--6,000,000
    shares (Series I)..................................       145           -- (C)
   8.50% Preferred Stock--$1.00 par value and $25.00
    liquidation value Authorized and issued--4,000,000
    shares (Series J)..................................        97            97
   8.20% Preferred Stock--$1.00 par value and $25.00
    liquidation value Authorized and issued--8,000,000
    shares (Series K)..................................       193           193
   Common Stock--$.50 par value
    Authorized--200,000,000 shares; Issued--147,165,480
     shares............................................        74            74
   Additional paid-in capital..........................     1,858         1,858
   Retained earnings...................................     2,390         2,385(C)
   Net unrealized loss on assets available for sale,
    net of tax.........................................       (20)          (20)
   Treasury stock of 17,750,459 shares at cost.........      (903)         (903)
                                                           ------        ------
    Total shareholders' equity.........................     3,834         3,684
                                                           ------        ------
    Total capitalization...............................    $6,523        $7,373
                                                           ======        ======

--------
(A) Reflects the proceeds of approximately $500 million from the issuance of 500,000 Series A Capital Securities on December 10, 1996 and the anticipated proceeds of approximately $500 million from the issuance of 500,000 Series B Capital Securities offered hereby. The Series A Subordinated Debentures bear interest at the rate of 7.72% per annum and will mature on December 1, 2026. The Series B Subordinated Debentures will
    bear interest at the rate of     % per annum and will mature on [December
    1, 2026]. The Corporation owns all of the Series A Common Securities of the Series A Issuer and will own all of the Series B Common Securities of the Series B Issuer.
(B) Parent Corporation includes the accounts of the Corporation and Mellon Financial Company, a wholly owned subsidiary of the Corporation that functions as a financing entity for the Corporation and its subsidiaries by issuing commercial paper and other debt guaranteed by the Corporation.
(C) On December 16, 1996, the Corporation redeemed its Series I Preferred Stock. The $145 million of Series I Preferred Stock was recorded net of $5 million of issuance costs.

                             ACCOUNTING TREATMENT

  For financial reporting purposes, the Series B Issuer will be treated as a subsidiary of the Corporation and, accordingly, the accounts of the Series B Issuer will be included in the consolidated financial statements of the Corporation. The Series B Capital Securities will be presented as a separate line item in the consolidated balance sheets of the Corporation, under the caption "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Series B Capital Securities, the Series B Guarantee and the Series B Subordinated Debentures and the Expense Agreement will be included in the notes to the consolidated financial statements. For financial reporting purposes, the Corporation will record Distributions payable on the Series B Capital Securities as an expense in the consolidated statement of income.

  The Corporation has agreed that future financial reports of the Corporation will: (i) present the Preferred Securities issued by other trusts created by the Corporation on the Corporation's balance sheet as a separate line item entitled "Guaranteed Preferred Beneficial Interests in Corporation's Junior Subordinated Deferrable Interest Debentures"; (ii) include in a footnote to the financial statements disclosure that the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of Junior Subordinated Debentures held) and (iii) disclose, in an audited footnote to the financial statements, that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held), and (c) the obligations of the Corporation under the Junior Subordinated Debentures, the Indenture, the relevant Trust Agreement, Expense Agreement, and the Guarantee, in the aggregate, constitute a full and unconditional guarantee by the Corporation of such trust's obligations under the Preferred Securities issued by such trust.

                 CERTAIN TERMS OF SERIES B CAPITAL SECURITIES

GENERAL

  The following summary of certain terms and provisions of the Series B Capital Securities supplements the description of the terms and provisions of the Preferred Securities set forth in the accompanying Prospectus under the heading "Description of Preferred Securities," to which description reference is hereby made. This summary of certain terms and provisions of the Series B Capital Securities which describes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Agreement to which reference is hereby made. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

DISTRIBUTIONS

  The Series B Capital Securities represent beneficial ownership interests in the Series B Issuer, and distributions on each Series B Capital Securities
will be payable at the annual rate of     % of the stated Liquidation Amount
of $1,000, payable semi-annually in arrears on [June 1 and December 1] of each year, to the holders of the Series B Capital Securities on the relevant record dates. The record dates for the Series B Capital Securities will be, for so long as the Series B Capital Securities remain in book-entry form, one Business Day (as defined in the accompanying Prospectus) prior to the relevant Distribution payment date and, in the event the Series B Capital Securities are not in book-entry form, the 15th day of the month preceding the month in which the relevant Distribution payment date occurs. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Series B Capital Securities will be [June 1, 1997]. The amount of Distributions payable for any period less than a full Distribution period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Series B Capital Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. See "Description of Preferred Securities--Distributions" in the accompanying Prospectus.

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture to defer payment of interest on the Series B Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series B Subordinated Debentures. As a consequence of any such deferral of interest payments by the Corporation, semi-annual Distributions on the Series B Capital Securities by the Series B Issuer will also be deferred during any such Extension Period. Distributions to which holders of the Series B Capital Securities are entitled will
accumulate additional Distributions thereon at the rate per annum of     %
thereof, compounded semi-annually from the relevant payment date for such Distributions. The term "Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series B Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series B Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series B Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series B Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual or extend beyond the Stated Maturity of the Series B Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid
(together with interest thereon at the rate of     % compounded semi-annually,
to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Certain Terms of Series B Subordinated Debentures--Option to Defer Interest Payments" and "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  The Corporation has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Series B Subordinated Debentures.

REDEMPTION

  Upon the repayment or redemption, in whole or in part, of the Series B Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined in the accompanying Prospectus) of the Series B Securities, upon not less than 30 nor more than 60 days notice prior to the date fixed for redemption, at a redemption price, with respect to the Series B Capital Securities (the "Redemption Price"), equal to the aggregate Liquidation Amount of such Series B Capital Securities plus accumulated and unpaid Distributions thereon to the date of redemption (the "Redemption Date"), and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Series B Subordinated Debentures. See "Certain Terms of Series B Subordinated Debentures--Redemption." If less than all of the

Series B Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Series B Capital Securities and the Series B Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of Series B Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the Series B Capital Securities and the Series B Common Securities.

  The Corporation has the right to redeem the Series B Subordinated Debentures
(i) on or after [December 1, 2006], in whole at any time or in part from time to time, or (ii) prior to [December 1, 2006], in whole (but not in part) within 90 days following the occurrence of a Tax Event or Capital Treatment Event. A redemption of the Series B Subordinated Debentures would cause a mandatory redemption of Series B Capital Securities and Series B Common Securities.

  The Redemption Price, in the case of a redemption under (i) above, shall equal the following prices expressed in percentages of the Liquidation Amount together with accrued Distributions to but excluding the Redemption Date. If redeemed during the 12-month period beginning [December 1]:

                                                                      REDEMPTION
   YEAR                                                                 PRICE
   ----                                                               ----------
   2006..............................................................         %
   2007..............................................................
   2008..............................................................
   2009..............................................................
   2010..............................................................
   2011..............................................................
   2012..............................................................
   2013..............................................................
   2014..............................................................
   2015..............................................................

and at 100% on or after [December 1, 2016].

  The Redemption Price, in the case of a redemption following a Tax Event or Capital Treatment Event as described under (ii) above, shall equal for each Series B Capital Security the Make-Whole Amount for a corresponding $1,000 principal amount of Series B Subordinated Debentures together with accrued Distributions to but excluding the Redemption Date. The "Make-Whole Amount" shall be equal to the greater of (i) 100% of the principal amount of such Series B Subordinated Debentures or (ii) as determined by a Quotation Agent (as defined below), the sum of the present values of the principal amount and premium payable as part of the Redemption Price with respect to an optional redemption of such Series B Subordinated Debentures on [December 1, 2006], together with scheduled payments of interest from the Redemption Date to [December 1, 2006] (the "Remaining Life"), in each case discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of 30-day months) at the Adjusted Treasury Rate (as defined below).

  "Adjusted Treasury Rate" means, with respect to any Redemption Date, the
Treasury Rate (as defined below) plus (i)     % if such Redemption Date occurs
on or before [December 1, 1997] or (ii)     % if such Redemption Date occurs
after [December 1, 1997].

  "Treasury Rate" means (i) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining

Life shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

  "Comparable Treasury Issue" means, with respect to any Redemption Date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after [December 1, 2006], the two most closely corresponding United States Treasury securities shall be used as the Comparable Treasury Issue, and the Treasury Rate shall be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

  "Quotation Agent" means Merrill Lynch, Pierce, Fenner & Smith Incorporated and its successors; provided, however, that if the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Corporation shall substitute therefor another Primary Treasury Dealer.

  "Reference Treasury Dealer" means (i) the Quotation Agent and (ii) any other Primary Treasury Dealer selected by the Debenture Trustee after consultation with the Corporation.

  "Comparable Treasury Price" means (i) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (ii) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations.

  "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

LIQUIDATION OF SERIES B ISSUER AND DISTRIBUTION OF SERIES B SUBORDINATED DEBENTURES TO HOLDERS

  The Corporation will have the right at any time to terminate the Series B Issuer and cause the Series B Subordinated Debentures to be distributed to the holders of the Series B Capital Securities in exchange therefor upon liquidation of the Series B Issuer. Such right is subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies.

  Under current United States federal income tax law, a distribution of Series B Subordinated Debentures in exchange for the Series B Capital Securities should not be a taxable event to holders of the Series B Capital Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Series B Capital Securities. See "Certain Federal Income Tax Consequences--Distribution of Series B Subordinated Debentures to Holders of Series B Capital Securities." If the Corporation elects neither to redeem the Series B Subordinated Debentures prior to maturity nor to liquidate the Series B Issuer and distribute the Series B Subordinated Debentures to holders of the Series B Capital Securities in exchange therefor, the Series B Capital Securities will remain outstanding until the Stated Maturity of the Series B Subordinated Debentures.

LIQUIDATION VALUE

  The amount payable on the Series B Capital Securities in the event of any liquidation of the Series B Issuer is $1,000 per Series B Capital Securities plus accumulated and unpaid Distributions, which amount may be paid in the form of a distribution of a Like Amount in Series B Subordinated Debentures, subject to certain exceptions. See "Description of Preferred Securities-- Liquidation Distribution Upon Termination" in the accompanying Prospectus.

REGISTRATION OF SERIES B CAPITAL SECURITIES

  The Series B Capital Securities will be represented by global certificates registered in the name of DTC or its nominee. Beneficial interests in the Series B Capital Securities will be shown on, and transfers thereof will be effected only through, records maintained by participants in DTC. Except as described below and in the accompanying Prospectus, Series B Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Book-Entry Issuance" in the accompanying Prospectus.

  A global security shall be exchangeable for Series B Capital Securities registered in the names of persons other than DTC or its nominee only if (i) DTC notifies the Series B Issuer that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a clearing agency registered under the Exchange Act at a time when DTC is required to be so registered to act as such depositary, (ii) the Series B Issuer in its sole discretion determines that such global security shall be so exchangeable or
(iii) there shall have occurred and be continuing an event of default under the Indenture with respect to the Series B Subordinated Debentures. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for definitive certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants (as defined in the accompanying Prospectus) with respect to ownership of beneficial interests in such global security. In the event that Series B Capital Securities are issued in definitive form, such Series B Capital Securities will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below.

  Payments on Series B Capital Securities represented by a global security will be made to DTC, as the depositary for the Series B Capital Securities. In the event Series B Capital Securities are issued in certificated form, the Liquidation Amount and Distributions will be payable, the transfer of the Series B Capital Securities will be registrable, and Series B Capital Securities will be exchangeable for Series B Capital Securities of other denominations of a like aggregate Liquidation Amount, at the corporate office of the Property Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Administrative Trustees, provided that payment of any Distribution may be made at the option of the Administrative Trustees by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Series B Capital Securities are issued in certificated form, the record dates for payment of Distributions will be the 15th day of the month in which the relevant Distribution payment is scheduled to be paid. For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry Issuance" in the accompanying Prospectus.

               CERTAIN TERMS OF SERIES B SUBORDINATED DEBENTURES

GENERAL

  The following summary of certain terms and provisions of the Series B Subordinated Debentures supplements the description of the terms and provisions of the Corresponding Junior Subordinated Debentures (as defined in the accompanying Prospectus) set forth in the accompanying Prospectus under the heading "Description of Junior Subordinated Debentures", to which description reference is hereby made. The summary of certain terms and provisions of the Series B Subordinated Debentures set forth below, which describes the material provisions thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture to which reference is hereby made. The form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and accompanying Prospectus form a part.

  Concurrently with the issuance of the Series B Capital Securities, the Series B Issuer will invest the proceeds thereof, together with the consideration paid by the Corporation for the Series B Common Securities, in the Series B Subordinated Debentures issued by the Corporation. The Series B
Subordinated Debentures will bear interest at the annual rate of     % of the
principal amount thereof, payable semi-annually in arrears on [June 1 and December 1] of each year (each, an "Interest Payment Date"), commencing [June 1, 1997], to the person in whose name each Series B Subordinated Debenture is registered at the close of business on the Business Day next preceding such Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Series B Issuer, each of the Series B Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Series B Capital Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Series B Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to
the extent permitted by law) at the rate per annum of     % thereof,
compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined below), as applicable.

  The Series B Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture.

  The Series B Subordinated Debentures will mature on [December 1, 2026].

  The Series B Subordinated Debentures will be unsecured and will rank junior and be subordinate in right of payment to all Senior Debt of the Corporation. See "Description of Junior Subordinated Debentures--Subordination." Most of the Corporation's existing indebtedness constitutes Senior Debt. Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including Mellon Bank, N.A., The Dreyfus Corporation and The Boston Company, Inc., upon such subsidiary's liquidation or reorganization or otherwise subject to the prior claims of creditors of that subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Series B Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Series B Subordinated Debentures should look only to the assets of the Corporation for payments on the Series B Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "Description of Junior Subordinated Debentures-- Subordination" in the accompanying Prospectus.

OPTION TO DEFER INTEREST PAYMENTS

  So long as no event of default under the Indenture has occurred and is continuing, the Corporation has the right under the Indenture at any time or from time to time during the term of the Series B Subordinated Debentures to defer payment of interest on the Series B Subordinated Debentures for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Series B Subordinated Debentures. At the end of such Extension Period, the Corporation must pay all interest then accrued and unpaid on the Series B Subordinated Debentures (together
with interest on such unpaid interest at the annual rate of     %, compounded
semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will accrue and holders of Series B Subordinated Debentures (or holders of Series B Capital Securities while such series is outstanding) will be required to accrue interest income for United States federal income tax purposes. See "Certain Federal Income Tax Consequences--Interest Income and Original Issue Discount."

  During any such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Series B Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Series B Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Series B Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, the Corporation may further defer the payment of interest on the Series B Subordinated Debentures, provided that no Extension Period may exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Series B Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and
unpaid (together with interest thereon at the rate of     %, compounded semi-
annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of
(i) the date Distributions on the Series B Capital Securities would have been payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the New York Stock Exchange, the Nasdaq National Market or other applicable stock exchange or automated quotation system on which the Series B Capital Securities are then listed or quoted or to holders of Series B Subordinated Debentures of the record date for such Distributions or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of the Corporation's election to begin a new Extension Period to the holders of the Series B Subordinated Debentures. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments" in the accompanying Prospectus.

ADDITIONAL SUMS

  If the Series B Issuer is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Series B Subordinated Debentures such amounts as shall be required so that the Distributions payable by the Series B Issuer shall not be reduced as a result of any such additional taxes, duties or other governmental charges.

  In the Expense Agreement, the Corporation, as the holder of the Common Securities of the Series B Issuer, has agreed to pay all debts and other obligations (other than with respect to the Series B Capital Securities) and all costs and expenses of the Series B Issuer (including costs and expenses relating to the organization of the Series B Issuer, the fees and expenses of the Trustees and the costs and expenses relating to the operation of the Series B Issuer).

REDEMPTION

  Subject to the Corporation having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies, the Series B Subordinated Debentures are redeemable prior to maturity at the option of the Corporation (i) on or after [December 1, 2006], in whole at any time or in part from time to time, or (ii) prior to [December 1, 2006], in whole (but not in part) and within 90 days following the occurrence of a Tax Event or Capital Treatment Event (each as defined under "Risk Factors--Tax Event or Capital Treatment Event--Redemption"), in each case at the Redemption Price described below. The proceeds of any such redemption will be used by the Series B Issuer to redeem the Series B Securities.

  The Redemption Price in the case of a redemption under (i) above shall equal the following prices, expressed in percentages of the principal amount, together with accrued interest to but excluding the Redemption Date. If redeemed during the 12-month period beginning [December 1]:

                                                                      REDEMPTION
   YEAR                                                                 PRICE
   ----                                                               ----------
   2006..............................................................         %
   2007..............................................................
   2008..............................................................
   2009..............................................................
   2010..............................................................
   2011..............................................................
   2012..............................................................
   2013..............................................................
   2014..............................................................
   2015..............................................................

and at 100% on or after [December 1, 2016].

  The Redemption Price, in the case of a redemption following a Tax Event or Capital Treatment Event as described under (ii) above, shall equal the Make-Whole Amount (as defined under "Certain Times of Series B Capital Securities-- Redemption"), together with accrued interest to but excluding the Redemption Date.

DISTRIBUTION OF SERIES B SUBORDINATED DEBENTURES

  As described under "Certain Terms of Series B Capital Securities--Liquidation of Issuer and Distribution of Series B Subordinated Debentures to Holders", under certain circumstances involving the termination of the Series B Issuer, Series B Subordinated Debentures may be distributed to the holders of the Series B Capital Securities in exchange therefor upon liquidation of the Series B Issuer after satisfaction of liabilities to creditors of the Series B Issuer as provided by applicable law. If distributed to holders of Series B Capital Securities, the Series B Subordinated Debentures will initially be issued in the form of one or more global securities and DTC, or any successor depositary for the Series B Capital Securities, will act as depositary for the Series B Subordinated Debentures. There can be no assurance as to the market price of any Series B Subordinated Debentures that may be distributed to the holders of Series B Capital Securities.

REGISTRATION OF SERIES B SUBORDINATED DEBENTURES

  The Series B Subordinated Debentures will be registered in the name of the Property Trustee on behalf of the Series B Issuer. In the event that the Series B Debentures are distributed to holders of Series B Capital Securities, it is anticipated that the depositary and other arrangements for the Series B Subordinated Debentures will be substantially identical to those in effect for the Series B Capital Securities. See "Certain Terms of Series B Capital Securities--Registration of Series B Capital Securities."

                      CERTAIN TERMS OF SERIES B GUARANTEE

  The Series B Guarantee guarantees to the holders of the Series B Securities the following payments, to the extent not paid by the Series B Issuer: (i) any accumulated and unpaid Distributions required to be paid on the Series B Securities, to the extent that the Series B Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Series B Securities called for redemption, to the extent that the Series B Issuer has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding-up or liquidation of the Series B Issuer (unless the Series B Subordinated Debentures are distributed to holders of the Series B Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Series B Issuer has funds on hand available therefor at such time, and (b) the amount of assets of the Series B Issuer remaining available for distribution to holders of the Series B Securities after payment of creditors of the Series B Issuer as required by applicable law. The Series B Guarantee will be qualified as an indenture under the Trust Indenture Act. The Chase Manhattan Bank will act as the Guarantee Trustee for the purposes of compliance with the Trust Indenture Act and will hold the Series B Guarantee for the benefit of the holders of the Series B Securities. The Chase Manhattan Bank will also act as Debenture Trustee for the Series B Subordinated Debentures and as Property Trustee.

  The holders of not less than a majority in aggregate Liquidation Amount of the Series B Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect to the Series B Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Series B Guarantee. Any holder of the Series B Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Series B Guarantee without first instituting a legal proceeding against the Series B Issuer, the Guarantee Trustee or any other person or entity. If the Corporation were to default on its obligation to pay amounts payable under the Series B Subordinated Debentures, the Series B Issuer would lack funds for the payment of Distributions or amounts payable on redemption of the Series B Securities or otherwise, and, in such event, holders of the Series B Securities would not be able to rely upon the Series B Guarantee for payment of such amounts. Instead, if any event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay interest or premium, if any, on or principal of the Series B Subordinated Debentures on the applicable payment date, then a holder of Series B Securities may institute a Direct Action against the Corporation pursuant to the terms of the Indenture for enforcement of payment to such holder of the principal of or interest or premium, if any, on such Series B Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Series B Securities of such holder. In connection with such Direct Action, the Corporation will have a right of set-off under the Indenture to the extent of any payment made by the Corporation to such holder of Series B Securities in the Direct Action. Except as described herein, holders of Series B Securities will not be able to exercise directly any other remedy available to the holders of the Series B Subordinated Debentures or assert directly any other rights in respect of the Series B Subordinated Debentures. See "Description of Guarantees" in the accompanying Prospectus. The Trust Agreement provides that each holder of Series B Securities by acceptance thereof agrees to the provisions of the Series B Guarantee, the Expense Agreement and the Indenture.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  The following is a summary of the principal United States federal income tax consequences of the purchase, ownership and disposition of Series B Capital Securities. This summary only addresses the tax consequences to a person that acquires Series B Capital Securities on their original issue at their original offering price and that is (i) an individual citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any state thereof or the District of Columbia or (iii) an estate or trust the income of which is subject to United States federal income tax regardless of source (a "United States Person"). This summary does not address all tax consequences that may be applicable to a United States Person that is a beneficial owner of Series B Capital Securities, nor does it address the tax consequences to (i) persons that are not United States Persons, (ii) persons that may be subject to special treatment under United States federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations and dealers in securities or currencies, (iii) persons that will hold Series B Capital Securities as part of a position in a "straddle" or as part of a "hedging," "conversion" or other integrated investment transaction for federal income tax purposes, (iv) persons whose functional currency is not the United States dollar or (v) persons that do not hold Series B Capital Securities as capital assets.

  The statements of law or legal conclusion set forth in this summary constitute the opinion of Sullivan & Cromwell, special tax counsel to the Corporation and the Series B Issuer. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which are subject to change at any time. Such changes may be applied retroactively in a manner that could cause the tax consequences to vary substantially from the consequences described below, possibly adversely affecting a beneficial owner of Series B Capital Securities. In particular, legislation has been proposed that could adversely affect the Corporation's ability to deduct interest on the Series B Subordinated Debentures, which may in turn permit the Corporation to cause a redemption of the Series B Capital Securities. See "--Possible Tax Law Changes." The authorities on which this summary is based are subject to various interpretations, and it is therefore possible that the federal income tax treatment of the purchase, ownership and disposition of Series B Capital Securities may differ from the treatment described below.

  PROSPECTIVE INVESTORS ARE ADVISED TO CONSULT WITH THEIR OWN TAX ADVISORS IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES AS TO THE FEDERAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SERIES B CAPITAL SECURITIES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS.

CLASSIFICATION OF THE SERIES B ISSUER

  Under current law and assuming compliance with the terms of the Trust Agreement and certain similar factual matters, the Series B Issuer will not be classified as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Series B Capital Securities (a "Securityholder") will be required to include in its gross income its pro rata share of the interest income, including original issue discount, paid or accrued with respect to the Series B Subordinated Debentures whether or not cash is actually distributed to the Securityholders. See "Interest Income and Original Issue Discount."

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

  Under recently issued Treasury regulations applicable to debt instruments issued on or after August 13, 1996 (the "Regulations"), a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with original issue discount ("OID"). The Corporation believes that the likelihood of its exercising its option to defer payments is remote. Based on the foregoing, the Corporation believes that the Series B Subordinated Debentures will not be considered to be issued with OID at the time of their original issuance and, accordingly, a Securityholder should include in gross income such Securityholder's allocable share of interest on the Series B Subordinated Debentures.

  Under the Regulations, if the Corporation exercised its option to defer any payment of interest, the Series B Subordinated Debentures would at that time be treated as issued with OID, and all stated interest on the Series B Subordinated Debentures would thereafter be treated as OID as long as the Series B Subordinated Debentures remained outstanding. In such event, all of a holder's taxable interest income with respect to the Series B Subordinated Debentures would be accounted for as OID on an economic accrual basis regardless of such Securityholder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a Securityholder would be required to include in gross income OID even though the Corporation would not make any actual cash payments during an Extension Period.

  The Regulations have not been addressed in any rulings or other interpretations by the Internal Revenue Service (the "IRS"), and it is possible that the IRS could take a position contrary to the interpretation herein.

  Because income on the Series B Capital Securities will constitute interest or OID, corporate Securityholders will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Series B Capital Securities.

  Subsequent uses of the term "interest" in this summary include income in the form of OID.

DISTRIBUTION OF SERIES B SUBORDINATED DEBENTURES TO HOLDERS OF SERIES B CAPITAL SECURITIES

  Under current law, a distribution by the Series B Issuer of the Series B Subordinated Debentures as described under the caption "Certain Terms of Series B Capital Securities--Liquidation of Series B Issuer and Distribution of Series B Subordinated Debentures to Holders" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Series B Subordinated Debentures previously held indirectly through the Series B Issuer, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Series B Capital Securities before such distribution. If, however, the liquidation of the Series B Issuer were to occur because the Series B Issuer is subject to United States federal income tax with respect to income accrued or received on the Series B Subordinated Debentures, the distribution of Series B Subordinated Debentures to Securityholders by the Series B Issuer would be a taxable event to the Series B Issuer and each Securityholder, and the Securityholder would recognize gain or loss as if the Securityholder had exchanged its Series B Capital Securities for the Series B Subordinated Debentures it received upon the liquidation of the Series B Issuer. A Securityholder will include interest in income in respect of Series B Subordinated Debentures received from the Series B Issuer in the manner described above under "Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF SERIES B CAPITAL SECURITIES

  A Securityholder that sells (including a redemption for cash) Series B Capital Securities will recognize gain or loss equal to the difference between its adjusted tax basis in the Series B Capital Securities and the amount realized on the sale of such Series B Capital Securities. Assuming that the Corporation does not exercise its option to defer payment of interest on the Series B Subordinated Debentures, and the Series B Capital Securities are not considered issued with OID, a Securityholder's adjusted tax basis in the Series B Capital Securities generally will be its initial purchase price. If the Series B Subordinated Debentures are deemed to be issued with OID as a result of the Corporation's deferral of any interest payment or otherwise, a Securityholder's tax basis in the Series B Capital Securities generally will be its initial purchase price, increased by OID previously includible in such Securityholder's gross income to the date of disposition and decreased by distributions or other payments received on the Series B Capital Securities since and including the date of the first Extension Period. Such gain or loss generally will be a capital gain or loss (except to the extent any amount realized is treated as a payment of accrued interest with respect to such holder's pro rata share of the Series B Subordinated Debentures required to be included in income) and generally will be a long-term capital gain or loss if the Series B Capital Securities have been held for more than one year.

  Should the Corporation exercise its option to defer any payment of interest on the Series B Subordinated Debentures, the Series B Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Series B Subordinated Debentures. In the event of such a deferral, a Securityholder who disposes of its Series B Capital Securities between record dates for payments of distributions thereon will be required to include in income as ordinary income accrued but unpaid interest on the Series B Subordinated Debentures to the date of disposition as OID and to add such amount to its adjusted tax basis in its pro rata share of the underlying Series B Subordinated Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such Securityholder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

  The amount of interest income paid or accrued on the Series B Capital Securities held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the IRS. "Backup" withholding at a rate of 31% will apply to payments of interest to non-exempt United States Persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

  Payment of the proceeds from the disposition of Series B Capital Securities to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

  Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the IRS.

  It is anticipated that income on the Series B Capital Securities will be reported to holders on Form 1099 and mailed to holders of the Series B Capital Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

  On March 19, 1996, President Clinton proposed legislation (the "Proposed Legislation") that would have, among other things, generally denied corporate issuers a deduction for interest in respect of certain debt obligations, such as the Series B Subordinated Debentures, issued on or after December 7, 1995. On March 29, 1996, Senate Finance Committee Chairman William V. Roth, Jr. and House Ways and Means Committee Chairman Bill Archer issued a joint statement (the "Joint Statement") indicating their intent that the Proposed Legislation, if adopted by either of the tax-writing committees of Congress, would have an effective date that is no earlier than the date of "appropriate Congressional action." Based upon the Joint Statement, it is expected that if the Proposed Legislation were to be enacted, such legislation would not apply to the Series B Subordinated Debentures. There can be no assurances, however, that the effective date guidance contained in the Joint Statement will be incorporated into the Proposed Legislation, if enacted, or that other legislation enacted after the date hereof will not otherwise adversely affect the ability of the Corporation to deduct the interest payable on the Series B Subordinated Debentures. Accordingly, there can be no assurance that a Tax Event will not occur. See "Description of Preferred Securities--Redemption or Exchange--Tax Event Redemption" in the accompanying Prospectus.

                       PENNSYLVANIA CORPORATE LOANS TAX

  The Corporation will be required to withhold the Pennsylvania Corporate Loans Tax from interest payments on the portion of Series B Subordinated Debentures which are held by the Series B Issuer for the benefit of holders of Series B Capital Securities who are subject to the tax, principally individuals resident in Pennsylvania. Any amounts so withheld will reduce, to the extent of such withholding, distributions payable to such holders of Series B Capital Securities. The tax, at the current rate of four mills on each dollar of nominal value ($4.00 per $1,000), will be withheld from any such interest payment at the annual rate of $4.00 per $1,000 principal amount of Series B Subordinated Debentures. The Series B Subordinated Debentures and the Series B Capital Securities will be exempt, under current law, from personal property taxes imposed by political subdivisions in Pennsylvania.

                             ERISA CONSIDERATIONS

  A fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA should consider the fiduciary standards of ERISA in the contest of the plan's particular circumstances before authorizing an investment in the Series B Capital Securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the plan and whether an investment is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit an employee benefit plan from engaging in certain transactions involving "plan assets" with parties which are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the Series B Capital Securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

  If the assets of the Series B Issuer were deemed to be plan assets of employee benefit plans that are holders of the Series B Capital Securities, the plan's investment in the Series B Capital Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in Series B Capital Securities, and certain transactions involving the operation of the Series B Issuer might be deemed to constitute prohibited transactions under ERISA and the Code.

  The U.S. Department of Labor (the "DOL") has issued a final regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests would be deemed to be plan assets. The regulation provides that the underlying assets of an entity will not be considered to be plan assets if the equity interests acquired by employee benefit plans are "publicly-offered securities"--that is, they are (1) widely held (i.e., owned by more than 100 investors independent of the Corporation and of each other), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(g) of the Exchange Act. It is expected that the Series B Capital Securities will meet the criteria of "publicly-offered securities" above. The Underwriters expect (although no assurances can be given) that the Series B Capital Securities will be held by at least 100 independent investors at the conclusion of the offering; there are no restrictions imposed on the transfer of the Series B Capital Securities and the Series B Capital Securities will be sold as part of an offering pursuant to an effective registration statement under the Securities Act, and then will be timely registered under the Exchange Act.

  Even if the assets of the Series B Issuer were deemed to be "plan assets" of employee benefit plans that are holders of the Series B Capital Securities of the Series B Issuer, there are five class exemptions issued by the DOL which could apply to exempt certain transactions involving assets of the Series B Issuer from the prohibited transaction provisions of ERISA and the Code-- Prohibited Transaction Exemption 84-14, for certain transactions determined by qualified professional asset managers, Prohibited Transaction Exemption 90-1, for certain transactions involving insurance company pooled separate accounts, Prohibited Transaction Exemption 91-38, for certain transactions involving bank collective investment funds, Prohibited Transaction Exemption 95-60 for certain transactions involving insurance company general accounts, and Prohibited Transaction Exemption 96-23, for certain transactions determined by in-house account managers.

  The Corporation and certain of its affiliates might be considered parties in interest or disqualified persons with respect to certain employee benefit plans, such as plans for which the Corporation serves as trustee. Special caution should be exercised before such an employee benefit plan purchases Series B Capital Securities in such circumstances.

  Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that an employee benefit plan considering the purchase of Series B Capital Securities consult with its counsel regarding the consequences under ERISA of the acquisition and ownership of Series B Capital Securities. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) generally are not subject to ERISA requirements.

                                 UNDERWRITING

  Subject to the terms and conditions of the Underwriting Agreement, the Corporation and the Series B Issuer have agreed that the Series B Issuer will sell to each of the Underwriters named below, and each of such Underwriters has severally agreed to purchase from the Series B Issuer, the respective number of Series B Capital Securities set forth opposite its name below:

                                                                      NUMBER OF
                                                                       SERIES B
                                                                       CAPITAL
                                 UNDERWRITER                          SECURITIES
                                 -----------                          ----------
            .........................................................
            .........................................................
                                                                       -------
       Total.........................................................  500,000
                                                                       =======

  Under the terms and conditions of the Underwriting Agreement, the Underwriters are committed to take and pay for all the Series B Capital Securities offered hereby, if any are taken.

  The Underwriters propose to offer the Series B Capital Securities in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement and in part to certain dealers at
such price less a concession of $     per Series B Capital Security. The
Underwriters may allow, and such dealers may reallow, a concession not in
excess of $     per Series B Capital Security to certain brokers and dealers.
After the Series B Capital Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

  In view of the fact that the proceeds from the sale of the Series B Capital Securities will be used to purchase the Series B Subordinated Debentures issued by the Corporation, the Underwriting Agreement provides that the Corporation will pay as Underwriters' compensation for the Underwriters'
arranging the investment therein of such proceeds an amount of $      per
Series B Capital Security for the accounts of the several Underwriters.

  The Corporation and the Series B Issuer have agreed that, during the period beginning from the date of the Underwriting Agreement and continuing to and including the earlier of (i) the termination of trading restrictions on the Series B Capital Securities, as determined by the Underwriters, and (ii) 30 days after the closing date, they will not offer, sell, contract to sell or otherwise dispose of any Series B Capital Securities, any other beneficial interests in the assets of any Issuer, or any preferred securities or any other securities of any Issuer or the Corporation which are substantially similar to the Series B Capital Securities, including any guarantee of such securities, or any securities convertible into or exchangeable for or representing the right to receive preferred securities or any such substantially similar securities of either any Issuer or the Corporation, without the prior written consent of the Underwriters, except for the Series B Capital Securities offered in connection with this offering.

  Because the National Association of Securities Dealers, Inc. ("NASD") is expected to view the Series B Capital Securities offered hereby as interests in a direct participation program, the offering is being made in compliance with Rule 2810 of the NASD's Conduct Rules. Offers and sales of Series B Capital Securities will be made only to "qualified institutional buyers", as defined in Rule 144A under the Act, or to institutional "accredited investors", as defined in Rule 501(a)(1) - (3) of Regulation D under the Act. The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior written approval of the transaction by the customer.

  Prior to this offering, there has been no public market for the Series B Capital Securities. The Underwriters have advised the Corporation that they intend to make a market in the Series B Capital Securities, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Series B Capital Securities.

  The Corporation and the Series B Issuer have agreed to indemnify the several Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

  Certain of the Underwriters or their affiliates have provided from time to time, and expect to provide in the future, investment or commercial banking services to the Corporation and its affiliates, for which such Underwriters or their affiliates have received or will receive customary fees and commissions.

                             VALIDITY OF SECURITIES

  Certain matters of Delaware law relating to the validity of the Series B Capital Securities, the enforceability of the Trust Agreement and the formation of the Series B Issuer will be passed upon by Richards, Layton & Finger, One Rodney Square, Wilmington, Delaware 19801, special Delaware counsel to the Corporation and the Series B Issuer. The validity of the Series B Guarantee and the Series B Subordinated Debentures will be passed upon for the Corporation by Carl Krasik, Esq., Associate General Counsel and Secretary of the Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, and for the Underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. Mr. Krasik will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law and on the opinion of Sullivan & Cromwell as to matters of New York law. Sullivan & Cromwell will rely on the opinion of Mr. Krasik as to matters of Pennsylvania law. Certain matters relating to United States federal income tax considerations described in this Prospectus Supplement will be passed upon for the Corporation by Sullivan & Cromwell, as special tax counsel for the Corporation. Sullivan & Cromwell from time to time performs legal services for the Corporation. At September 30, 1996, Mr. Krasik held options covering 5,950 shares of the Corporation's Common Stock.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED DECEMBER 16, 1996
                                  $500,000,000
                            MELLON BANK CORPORATION
                         JUNIOR SUBORDINATED DEFERRABLE
                              INTEREST DEBENTURES

                               MELLON CAPITAL II
                               MELLON CAPITAL III
          PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED,
                            AS DESCRIBED HEREIN, BY
                            MELLON BANK CORPORATION

  Mellon Bank Corporation, a Pennsylvania corporation (the "Corporation"), may from time to time offer in one or more series or issuances its junior subordinated deferrable interest debentures (the "Junior Subordinated Debentures"). The Junior Subordinated Debentures will be unsecured and subordinate and junior in right of payment to all Senior Debt (as defined in "Description of Junior Subordinated Debentures--Subordination") of the Corporation. If provided in an accompanying Prospectus Supplement, the Corporation will have the right to defer payments of interest on any series of Junior Subordinated Debentures by extending the interest payment period thereon at any time or from time to time for up to such number of consecutive interest payment periods (which shall not extend beyond the Stated Maturity (as defined herein) of the Junior Subordinated Debentures) with respect to each deferral period as may be specified in such Prospectus Supplement (each, an "Extension Period"). In such circumstances, however, the Corporation would not be permitted, subject to certain exceptions set forth herein, to declare or pay any dividends, distributions or other payments with respect to, or repay, repurchase, redeem or otherwise acquire, the Corporation's capital stock or debt securities that rank pari passu with or junior to such series or Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures-- Option to Defer Interest Payments" and "--Restrictions on Certain Payments.".

  Mellon Capital II and Mellon Capital III, each a trust created under the laws of the State of Delaware (each, an "Issuer," and collectively, the "Issuers"), may severally offer, from time to time, preferred securities (the "Preferred Securities") representing beneficial ownership interests in such Issuer. The Corporation will be the owner of the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common beneficial ownership interests in such Issuer. Holders of the Preferred Securities will be entitled to receive preferential cumulative cash distributions ("Distributions") accumulating from the date of original issuance and payable periodically as specified in an accompanying Prospectus Supplement. Concurrently with the issuance by an Issuer of its Preferred Securities, such Issuer will invest the proceeds thereof and of contributions received in respect of the Common Securities in a corresponding series of the Corporation's Junior Subordinated Debentures (the "Corresponding Junior Subordinated Debentures") with terms corresponding to the terms of that Issuer's Preferred Securities (the "Related Preferred Securities").

                                                        (continued on next page)
                                  -----------

       THESE SECURITIES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK
             AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE
                 CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
  IS A CRIMINAL OFFENSE.

                                  -----------

               The date of this Prospectus is December 16, 1996.

(cover page continued)

  Accordingly, if as provided in an accompanying Prospectus Supplement, the Corporation has the right to defer the payment of interest on a series of Corresponding Junior Subordinated Debentures, then, if interest payments are so deferred, Distributions on the Related Preferred Securities would also be deferred, but would continue to accumulate at the rate per annum set forth in the related Prospectus Supplement. See "Description of Preferred Securities-- Distributions".

  Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee (each, as defined herein), in the aggregate, provide a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Related Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Guarantees--Full and Unconditional Guarantee". The payment of Distributions with respect to the Preferred Securities of each Issuer and payments on liquidation of such Issuer or redemption of such Preferred Securities, in each case out of funds held by such Issuer, are each irrevocably guaranteed by the Corporation to the extent described herein (each, a "Guarantee"). See "Description of Guarantees." The obligations of the Corporation under each Guarantee will be unsecured and subordinated and junior in right of payment to all Senior Debt of the Corporation.

  The Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement (as defined herein) will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the only revenue of each Issuer. If so provided in an accompanying Prospectus Supplement, the Corporation may, upon receipt of approval of the Federal Reserve (if such approval is then required under the applicable capital guidelines or policies), redeem the Corresponding Junior Subordinated Debentures (and thereby cause the redemption of the Trust Securities) or may terminate each Issuer and, after satisfaction of liabilities to the creditors of such Issuer as required by applicable law, cause the Corresponding Junior Subordinated Debentures to be distributed to the holders of Preferred Securities in exchange therefor upon liquidation of their interests in such Issuer. See "Description of Preferred Securities--Liquidation Distribution Upon Termination."

  The Junior Subordinated Debentures and Preferred Securities may be offered in amounts, at prices and on terms to be determined at the time of offering; provided, however, the aggregate initial public offering price of all Junior Subordinated Debentures (other than Corresponding Junior Subordinated Debentures) and Preferred Securities (including the Corresponding Junior Subordinated Debentures) issued pursuant to the Registration Statement of which this Prospectus forms a part shall not exceed $500,000,000. Certain specific terms of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered will be described in an accompanying Prospectus Supplement, including without limitation and where applicable and to the extent not set forth herein, (a) in the case of Junior Subordinated Debentures, the specific designation, aggregate principal amount, denominations, Stated Maturity (including any provisions for the shortening or extension thereof), interest payment dates, interest rate (which may be fixed or variable) or method of calculating interest, if any, applicable Extension Period or interest deferral terms, if any, place or places where principal, premium, if any, and interest, if any, will be payable, any terms of redemption, any sinking fund provisions, terms for any conversion or exchange into other securities, initial offering or purchase price, methods of distribution and any other special terms, and (b) in the case of Preferred Securities, the identity of the Issuer, specific title, aggregate stated liquidation amount, number of securities, Distribution rate or method of calculating such rate, Distribution payment dates, applicable Distribution deferral terms, if any, place or places where Distributions will be payable, any terms of redemption, exchange, initial offering or purchase price, methods of distribution and any other special terms.

  The Prospectus Supplement also will contain information, as applicable, about certain United States federal income tax consequences relating to the Junior Subordinated Debentures or Preferred Securities.

(cover page continued)

  The Junior Subordinated Debentures and Preferred Securities may be sold to or through underwriters, through dealers, remarketing firms or agents or directly to purchasers. See "Plan of Distribution." The names of any underwriters, dealers, remarketing firms or agents involved in the sale of Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is being delivered and any applicable fee, commission or discount arrangements with them will be set forth in a Prospectus Supplement. The Prospectus Supplement will state whether the Junior Subordinated Debentures or Preferred Securities will be listed on any national securities exchange or automated quotation system. If the Junior Subordinated Debentures or Preferred Securities are not listed on any national securities exchange or automated quotation system, there can be no assurance that there will be a secondary market for the Junior Subordinated Debentures or Preferred Securities.

  This Prospectus may not be used to consummate sales of Junior Subordinated Debentures or Preferred Securities unless accompanied by a Prospectus Supplement.

                             AVAILABLE INFORMATION

  The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. In addition, such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

  The Corporation and the Issuers have filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Corporation and the securities offered hereby, reference is made to the Registration Statement and the exhibits and the financial statements, notes and schedules filed as a part thereof or incorporated by reference therein, which may be inspected at the public reference facilities of the Commission at the addresses set forth above or through the Commission's home page on the Internet. Statements made in this Prospectus concerning the contents of any documents referred to herein are not necessarily complete, and in each instance are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement.

  No separate financial statements of any Issuer have been included herein. The Corporation and the Issuers do not consider that such financial statements would be material to holders of the Preferred Securities because each Issuer is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Corresponding Junior Subordinated Debentures of the Corporation and issuing the Trust Securities. Furthermore, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Related Preferred Securities of an Issuer. See "The Issuers," "Description of Preferred Securities," "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures" and "Description of Guarantees." In addition, the Corporation does not expect that any of the Issuers will be filing reports under the Exchange Act with the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

  (1) The Corporation's Annual Report on Form 10-K for the year ended December 31, 1995, filed pursuant to Section 13 of the Exchange Act.

  (2) The Corporation's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, filed pursuant to
       Section 13 of the Exchange Act.

  (3) The Corporation's Current Reports on Form 8-K dated January 10, 1996, February 27, 1996, February 29, 1996, April 16, 1996, May 21, 1996,
       July 16, 1996, August 6, 1996, August 26, 1996, September 30, 1996,
       October 15, 1996, October 29, 1996 and December 3, 1996, each filed pursuant to Section 13 of the Exchange Act.

  Each document or report filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of any offering of securities made by this Prospectus shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of the Registration Statement and this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

  The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to:
Secretary, Mellon Bank Corporation, One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, telephone number (412) 234-5000.

                            MELLON BANK CORPORATION

  The Corporation is a multibank holding company incorporated under the laws of Pennsylvania in August 1971 and registered under the Federal Bank Holding Company Act of 1956, as amended. Its principal, wholly owned subsidiaries are Mellon Bank, N.A. (the "Bank"), The Boston Company, Inc., Mellon Bank (DE) National Association, Mellon Bank (MD) and a number of companies known as the Mellon Financial Services Corporations. The Corporation also owns Mellon Bank, F.S.B., a federal savings bank headquartered in New Jersey. The Dreyfus Corporation ("Dreyfus"), one of the nation's largest mutual fund companies, is a wholly-owned subsidiary of the Bank.

  The Corporation's banking subsidiaries engage in retail financial services, commercial banking, trust and investment management services, residential real estate loan financing, mortgage servicing, mutual fund activities, equipment leasing and various securities-related activities. The Mellon Financial Services Corporations, through their subsidiaries and joint ventures, provide a broad range of bank-related services, including equipment leasing, commercial loan financing, stock transfer services, cash management and numerous trust and investment management services.

  The Corporation's principal executive office is located at One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258 (telephone (412) 234-
5000).

                                  THE ISSUERS

  Each Issuer is a statutory business trust formed under Delaware law pursuant to (i) a trust agreement executed by the Corporation, as Depositor of the Issuer, and the Delaware Trustee (as defined herein) of such Issuer and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each trust agreement will be amended and restated in its entirety (each, as so amended and restated, a "Trust Agreement") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each Trust Agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust

Indenture Act"). Each Issuer exists for the exclusive purposes of (i) issuing and selling its Trust Securities, (ii) using the proceeds from the sale of such Trust Securities to acquire a series of Corresponding Junior Subordinated Debentures issued by the Corporation, and (iii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Corresponding Junior Subordinated Debentures and the right to reimbursement of expenses under the related Expense Agreement will be the sole assets of each Issuer, and payments under the Corresponding Junior Subordinated Debentures and the related Expense Agreement will be the sole revenue of each Issuer.

  All of the Common Securities of each Issuer will be owned by the Corporation. The Common Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such Issuer, except that upon the occurrence and continuance of an event of default under a Trust Agreement resulting from an event of default under the Indenture, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of such Issuer. See "Description of Preferred Securities-- Subordination of Common Securities." The Corporation will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of each Issuer.

  Unless otherwise specified in the applicable Prospectus Supplement, each Issuer has a term of approximately 55 years, but may terminate earlier as provided in the applicable Trust Agreement. Each Issuer's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for each Issuer will be The Chase Manhattan Bank, as the Property Trustee (the "Property Trustee"), Chase Manhattan Bank Delaware, as the Delaware Trustee (the "Delaware Trustee"), and two individual trustees (the "Administrative Trustees") who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Chase Manhattan Bank, as Property Trustee, will act as sole trustee under each Trust Agreement for purposes of compliance with the Trust Indenture Act. The Chase Manhattan Bank will also act as trustee under the Guarantees and the Indenture. See "Description of Guarantees" and "Description of Junior Subordinated Debentures." The holder of the Common Securities of an Issuer, or the holders of a majority in Liquidation Amount of the Related Preferred Securities if an event of default under the Trust Agreement for such Issuer has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for such Issuer. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the applicable Trust Agreement. The Corporation will pay all fees and expenses related to each Issuer and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of each Issuer.

  The principal executive office of each Issuer is One Mellon Bank Center, 500 Grant Street, Pittsburgh, Pennsylvania 15258, Attention: Secretary and its telephone number is (412) 234-5000.

                                USE OF PROCEEDS

  Except as otherwise set forth in the applicable Prospectus Supplement, the Corporation intends to use the proceeds from the sale of its Junior Subordinated Debentures (including Corresponding Junior Subordinated Debentures issued to the Issuers in connection with the investment by the Issuers of all of the proceeds from the sale of Trust Securities) for general corporate purposes, including investments in or loans to subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, redemption or repurchase of shares of its outstanding common and preferred stock, the satisfaction of other obligations or for such other purposes as may be specified in the applicable Prospectus Supplement.

                       CERTAIN REGULATORY CONSIDERATIONS

GENERAL

  The Corporation (sometimes referred to herein as the "parent Corporation") is a legal entity separate and distinct from its bank subsidiaries, although the principal source of the parent Corporation's cash revenues are payments of interest and dividends from such subsidiaries. There are various legal and regulatory limitations on the extent to which the Corporation's bank subsidiaries can finance or otherwise supply funds to the Corporation and certain of its other affiliates.

  The prior approval of the Comptroller of the Currency (the "Comptroller") is required if the total of all dividends declared by any such national bank subsidiary in any calendar year exceeds its net profits (as defined by the Comptroller) for that year combined with its retained net profits for the preceding two calendar years. Additionally, national bank subsidiaries may not declare dividends in excess of net profits on hand (as defined), after deducting the amount by which the principal amount of all loans on which interest is past due for a period of six months or more exceeds the reserve for credit losses. Under the first and currently more restrictive of the foregoing dividend limitations, the Corporation's national bank subsidiaries can, without prior regulatory approval, declare dividends for the remainder of 1996, subsequent to September 30, 1996 of up to approximately $317 million of their retained earnings of approximately $2.264 billion at September 30, 1996, less any dividends declared and plus or minus net profits or losses, as defined, between October 1, 1996, and the date of any such dividend declaration. The payment of dividends is also limited by minimum capital requirements imposed on all national bank subsidiaries by the Comptroller. The capital of the Corporation's national bank subsidiaries exceed these minimum requirements. The national bank subsidiaries declared dividends to the parent Corporation of $300 million in the first nine months of 1996, $501 million in 1995, $366 million in 1994 and $185 million in 1993. Dividends paid to the parent Corporation by nonbank subsidiaries totaled $16 million in the first nine months of 1996, $30 million in 1995, $122 million in 1994 and $116 million in 1993. In addition, Mellon Bank, N.A. returned $200 million and $300 million of capital to the parent Corporation in the first nine months of 1996 and full year 1995, respectively, and The Boston Company returned $150 million of capital to the parent Corporation in the first nine months of 1996 and $100 million and $300 million in 1994 and 1993, respectively.

  The Federal Reserve Board and the Comptroller also have issued guidelines that require bank holding companies and national banks to continuously evaluate the level of cash dividends in relation to the organization's operating income, capital needs, asset quality and overall financial condition. The Comptroller also has authority under the Financial Institutions Supervisory Act to prohibit national banks from engaging in any activity which, in the Comptroller's opinion, constitutes an unsafe or unsound practice in conducting their businesses. The payment of a dividend by a bank could, depending upon the financial condition of such bank and other factors, be construed by the Comptroller to be such an unsafe or unsound practice. The Comptroller has stated that a dividend by a national bank should bear a direct correlation to the level of the bank's current and expected earnings stream, the bank's need to maintain an adequate capital base and the marketplace's perception of the bank and should not be governed by the financing needs of the bank's parent corporation. If the ability of such subsidiaries to pay dividends to the Corporation were to become restricted, the Corporation would need to rely on alternative means of raising funds to satisfy its cash requirements, which might include, but would not be restricted to, nonbank subsidiary dividends, asset sales or other capital market transactions.

  The Financial Institutions Reform, Recovery and Enforcement Act of 1989 contains a "cross-guarantee" provision that could result in any insured depository institution owned by the Corporation (i.e., any bank subsidiary) being assessed for losses incurred by the Federal Deposit Insurance Corporation (the "FDIC") in connection with assistance provided to, or the failure of, any other depository institution owned by the Corporation. Under Federal Reserve Board policy, the Corporation may be expected to act as a source of financial strength to each of its bank subsidiaries and to commit resources to support each such bank in circumstances where such bank might not be in a financial position to do so.

FDICIA

  The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") substantially revised the bank regulatory and funding provisions of the Federal Deposit Insurance Act and made revisions to several other federal banking statutes. Among other things, FDICIA requires the federal banking agencies to take "prompt corrective action" in respect of depository institutions that do not meet minimum capital requirements. FDICIA establishes five capital tiers: "well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized."

  Rules adopted by the federal banking agencies under FDICIA provide that an institution is deemed to be: "well capitalized" if the institution has a total (Tier I plus Tier II) risk-based capital ratio of 10.0% or greater, a Tier I risk-based ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater, and the institution is not subject to an order, written agreement, capital directive or prompt corrective action directive to meet and maintain a specific level for any capital measure; "adequately capitalized" if the institution has a total risk-based capital ratio of 8.0% or greater, a Tier I risk-based capital ratio of 4.0% or greater, and a leverage ratio of 4.0% or greater (or a leverage ratio of 3.0% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines), and the institution does not meet the definition of a well-capitalized institution; "undercapitalized" if the institution has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a leverage ratio that is less than 4.0% (or a leverage ratio that is less than 3.0% if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines) and the institution does not meet the definition of a significantly undercapitalized or critically undercapitalized institution; "significantly undercapitalized" if the institution has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0%, or a leverage ratio that is less than 3.0% and the institution does not meet the definition of a critically undercapitalized institution; and "critically undercapitalized" if the institution has a ratio of tangible equity to total assets that is equal to or less than 2.0%. FDICIA imposes progressively more restrictive constraints on operations, management and capital distributions, depending on the capital category in which an institution is classified.

  At September 30, 1996, all of the Corporation's banking subsidiaries qualified as well capitalized based on the ratios and guidelines noted above. A bank's capital category, however, is determined solely for the purpose of applying the prompt corrective action rules and may not constitute an accurate representation of the bank's overall financial condition or prospects.

  The appropriate federal banking agency may, under certain circumstances, reclassify a well capitalized insured depository institution as adequately capitalized. The appropriate agency is also permitted to require an adequately capitalized or undercapitalized institution to comply with the supervisory provisions as if the institution were in the next lower category (but not treat a significantly undercapitalized institution as critically undercapitalized) based on supervisory information other than the capital levels of the institution.

  The statute provides that an institution may be reclassified if the appropriate federal banking agency determines (after notice and opportunity for hearing) that the institution is in an unsafe or unsound condition or deems the institution to be engaging in an unsafe or unsound practice.

  FDICIA generally prohibits a depository institution from making any capital distribution (including payment of a dividend) or paying any management fee to its holding company if the depository institution would thereafter be undercapitalized. Undercapitalized depository institutions are subject to growth limitations and are required to submit a capital restoration plan. The federal banking agencies may not accept a capital restoration plan without determining, among other things, that the plan is based on realistic assumptions and is likely to succeed in restoring the depository institution's capital. In addition, for a capital restoration plan to be acceptable, the depository institution's parent holding company must guarantee that the institution will comply with such capital restoration plan. T~he aggregate liability of the parent holding company is limited to the lesser of (i) an amount equal to 5.0% of the depository institution's total assets at the time it became undercapitalized, and (ii) the amount which is necessary (or would have been necessary) to bring the institution into compliance with all capital standards applicable with respect to such institution as of the time it fails to comply with the plan. If a depository institution fails to submit an acceptable plan, it is treated as if it is significantly undercapitalized.

  Significantly undercapitalized depository institutions may be subject to a number of requirements and restrictions, including orders to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cessation of receipt of deposits from correspondent banks. Critically undercapitalized institutions are subject to the appointment of a receiver or conservator.

  FDICIA also contains a variety of other provisions that may affect the operation of the Corporation, and its subsidiaries and affiliates, including new reporting requirements, regulatory standards for real estate lending, "truth in savings" provisions, and the requirement that a depository institution give 90 days prior notice to customers and regulatory authorities before closing any branch.

CAPITAL

  The risk-based capital guidelines for bank holding companies and banks adopted by the federal banking agencies were fully phased in at the end of 1992. The minimum ratio of qualifying total capital to risk-weighted assets (including certain off-balance sheet items, such as standby letters of credit) under the fully phased in guidelines is 8.0%. At least half of the total capital is to be comprised of common stock, retained earnings, noncumulative perpetual preferred stock, minority interests and, for bank holding companies, a limited amount of qualifying cumulative perpetual preferred stock, less goodwill and certain other intangibles ("Tier I capital"). The remainder ("Tier II capital") may consist of other preferred stock, certain other instruments, and limited amounts of subordinated debt and the reserve for credit losses.

  In addition, the federal banking agencies have established minimum leverage ratio (Tier I capital to total average assets less goodwill and certain other intangibles) guidelines for bank holding companies and banks. These guidelines provide for a minimum leverage ratio of 3.0% for bank holding companies and banks that meet certain specified criteria, including that they have the highest regulatory rating. All other banking organizations are required to maintain a leverage ratio of 3.0% plus an additional cushion of at least 100 to 200 basis points. The guidelines also provide that banking organizations experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels, without significant reliance on intangible assets. Furthermore, the guidelines indicate that the Federal Reserve Board will continue to consider a "tangible Tier I leverage ratio" in evaluating proposals for expansion or new activities. The tangible Tier I leverage ratio is the ratio of Tier I capital, less intangibles not deducted from Tier I capital, to total assets, less all intangibles. Neither the Corporation nor any of its banking subsidiaries has been advised of any specific minimum leverage ratio applicable to it.

  The federal banking agencies have revised their risk-based capital standards to ensure that such standards take adequate account of concentrations of credit risk and the risks of nontraditional activities. Institutions with high or moderate levels of risks are expected to operate above minimum capital standards.

  In November 1994, the federal banking agencies announced that they determined not to amend regulatory capital regulations to incorporate the change in generally accepted accounting principles made by Statement of Financial Accounting Standards No. 115, which requires that unrealized gains and losses, net of the related tax effect, on securities classified as available for sale be reported as a separate component of stockholders' equity.

  The federal banking agencies have adopted rules to incorporate market and interest rate risk components into their risk-based capital standards.

  Certain consolidated ratios of the Corporation are included herein under "Mellon Bank Corporation--Consolidated Summary Financial Data."

FDIC INSURANCE ASSESSMENTS; DIFA

  The FDIC significantly reduced the insurance premiums it charges on bank deposits insured by the Bank Insurance Fund ("BIF") to the statutory minimum of $2,000.00 annually for "well capitalized" banks, effective January 1, 1996. Premiums related to savings association deposits acquired by banks continued to be assessed at the rate of 23 cents to 31 cents per $100.00 of deposits. On September 30, 1996, the Deposit Insurance Funds Act of 1996 ("DIFA") was enacted and signed into law. DIFA is expected to reduce the amount of semi-annual FDIC insurance premiums for savings association deposits acquired by banks to the same levels assessed for deposits insured by BIF.

  DIFA also provides for a special one-time assessment imposed on deposits insured by the Savings Association Insurance Fund ("SAIF"), including such deposits held by banks, to recapitalize the SAIF to bring the SAIF up to statutory required levels. The Corporation's one time assessment, was minimal.

  DIFA further provides for assessments to be imposed on insured depository institutions with respect to deposits insured by the BIF (in addition to assessments currently imposed on depository institutions with respect to SAIF-insured deposits) to pay for the cost of Financing Corporation funding. Based on September 30, 1996 deposit levels, the Corporation currently estimates assessments will amount to approximately $3 million pre-tax in 1997.

INTERSTATE BANKING AND BRANCHING LEGISLATION

  On September 29, 1994, the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 (the "Interstate Act") was enacted into Federal law. Under the Interstate Act, commencing on September 29, 1995, bank holding companies are permitted to acquire banks located in any state regardless of the state law in effect at the time. The Interstate Act also provides for the nationwide interstate branching of banks. Under the Interstate Act, both national and state-chartered banks will be permitted to merge across state lines (and thereby create interstate branches) commencing June 1, 1997. States are permitted to "opt-out" of the interstate branching authority by taking action prior to the commencement date. States may also "opt-in" early (i.e., prior to June 1, 1997) to the interstate branching provisions. Pennsylvania has chosen to "opt-in" early, effective July 6, 1995, thereby enabling Pennsylvania banks, including national banks having their main office in Pennsylvania, to merge with out-of-state banks to create interstate branches inside or outside Pennsylvania. In addition, Pennsylvania has permitted de novo branching into and out of Pennsylvania as long as the law of the other state involved is reciprocal in this regard.

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures are to be issued in one or more series under a Junior Subordinated Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and The Chase Manhattan Bank, as trustee (the "Debenture Trustee"). This summary of certain terms and provisions of the Junior Subordinated Debentures, Corresponding Junior Subordinated Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture (as supplemented or amended from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference.

GENERAL

  Each series of Junior Subordinated Debentures will rank pari passu with all other series of Junior Subordinated Debentures and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt (as defined below) of the Corporation. See "--Subordination". Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Except as otherwise provided in the applicable Prospectus Supplement, the Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See "--Subordination" and the applicable Prospectus Supplement relating to any offering of Preferred Securities or Junior Subordinated Debentures.

  The Junior Subordinated Debentures will be issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Corporation's Board of Directors or a committee thereof.

  The applicable Prospectus Supplement will describe the following terms of the Junior Subordinated Debentures: (1) the title of the Junior Subordinated Debentures; (2) any limit upon the aggregate principal amount of the Junior Subordinated Debentures; (3) the date or dates on which the principal of the Junior Subordinated Debentures is payable (the "Stated Maturity") or the method of determination thereof; (4) the rate or rates, if any, at which the Junior Subordinated Debentures shall bear interest, the dates on which any such interest shall be payable (the "Interest Payment Dates"), the right, if any, of the Corporation to defer or extend an Interest Payment Date, and the record dates for any interest payable on any Interest Payment Date (the "Regular Record Dates") or the method by which any of the foregoing shall be determined; (5) the place or places where, subject to the terms of the Indenture as described below under "--Payment and Paying Agents", the principal of and premium, if any, and interest on the Junior Subordinated Debentures will be payable and where, subject to the terms of the Indenture as described below under "--Denominations, Registration and Transfer," the Junior Subordinated Debentures may be presented for registration of transfer or exchange and the place or places where notices and demands to or upon the Corporation in respect of the Junior Subordinated Debentures and the Indentures may be made ("Place of Payment"); (6) any period or periods within which, or date or dates on which, the price or prices at which and the terms and conditions upon which Junior Subordinated Debentures may be redeemed, in whole or in part, at the option of the Corporation or a holder thereof; (7) the obligation or the right, if any, of the Corporation or a holder thereof to redeem, purchase or repay the Junior Subordinated Debentures and the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which and the other terms and conditions upon which the Junior Subordinated Debentures shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation; (8) the denominations in which any Junior Subordinated Debentures shall be issuable if other than denominations of $1,000 and any integral multiple thereof; (9) if other than in U.S. Dollars, the currency or currencies (including currency unit or units) in which the principal of (and premium, if any) and interest, if any, on the Junior Subordinated Debentures shall be payable, or in which the Junior Subordinated Debentures shall be denominated; (10) any additions, modifications or deletions in the events of default under the Indenture or covenants of the Corporation specified in the Indenture with respect to the Junior Subordinated Debentures; (11) if other than the principal amount thereof, the portion of the principal amount of Junior Subordinated Debentures that shall be payable upon declaration of acceleration of the maturity thereof; (12) any additions or changes to the Indenture with respect to a series of Junior Subordinated Debentures as shall be necessary to permit or facilitate the issuance of such series in bearer form, registrable or not registrable as to principal, and with or without interest coupons; (13) any index or indices used to determine the amount of payments of principal of and premium, if any, on the Junior Subordinated Debentures and the manner in which such amounts will be determined; (14) the terms and conditions relating to the issuance of a temporary Global Security representing all of the Junior Subordinated Debentures of such series and the exchange of such temporary Global Security for definitive Junior Subordinated Debentures of such series;
(15) subject to the terms described herein under "--Global Junior Subordinated Debentures", whether the Junior Subordinated Debentures of the series shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the depositary for such Global Securities, which depositary shall be a clearing agency registered under the Exchange Act; (16) the appointment of any paying agent or agents; (17) the terms and conditions of any obligation or right of the Corporation or a holder to convert or exchange the Junior Subordinated Debentures into Preferred Securities; (18) the form of Trust Agreement, Guarantee Agreement and Expense Agreement, if applicable; (19) the relative degree, if any, to which such Junior Subordinated Debentures of the series shall be senior to or be subordinated to other series of such Junior Subordinated Debentures or other indebtedness of the Corporation in right of payment, whether such other series of Junior Subordinated Debentures or other indebtedness are outstanding or not; and (20) any other terms of the Junior Subordinated Debentures not inconsistent with the provisions of the Indenture.

  Junior Subordinated Debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

  If the purchase price of any of the Junior Subordinated Debentures is payable in one or more foreign currencies or currency units or if any Junior Subordinated Debentures are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest on any Junior Subordinated Debentures is payable in one or more foreign currencies or currency units, the restrictions, elections, certain United States federal income tax consequences, specific terms and other information with respect to such series of Junior Subordinated Debentures and such foreign currency or currency units will be set forth in the applicable Prospectus Supplement.

  If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of Junior Subordinated Debentures, special United States federal income tax, accounting and other considerations applicable thereto will be described in the applicable Prospectus Supplement.

DENOMINATIONS, REGISTRATION AND TRANSFER

  Unless otherwise specified in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. Junior Subordinated Debentures of any series will be exchangeable for other Junior Subordinated Debentures of the same issue and series, of any authorized denominations, of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

  Junior Subordinated Debentures may be presented for exchange as provided above, and may be presented for registration of transfer (with the form of transfer endorsed thereon, or a satisfactory written instrument of transfer, duly executed), at the office of the appropriate securities registrar or at the office of any transfer agent designated by the Corporation for such purpose with respect to any series of Junior Subordinated Debentures and referred to in the applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. The Corporation will appoint the Trustee as securities registrar under the Indenture. If the applicable Prospectus Supplement refers to any transfer agents (in addition to the securities registrar) initially designated by the Corporation with respect to any series of Junior Subordinated Debentures, the Corporation may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, provided that the Corporation maintains a transfer agent in each place of payment for such series. The Corporation may at any time designate additional transfer agents with respect to any series of Junior Subordinated Debentures.

  In the event of any redemption, neither the Corporation nor the Debenture Trustee shall be required to (i) issue, register the transfer of or exchange Junior Subordinated Debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of Junior Subordinated Debentures of that series and ending at the close of business on the day of mailing of the relevant notice of redemption or (ii) transfer or exchange any Junior Subordinated Debentures so selected for redemption, except, in the case of any Junior Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

GLOBAL JUNIOR SUBORDINATED DEBENTURES

  The Junior Subordinated Debentures of a series may be issued in whole or in part in the form of one or more Global Junior Subordinated Debentures that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Junior Subordinated Debentures may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Junior Subordinated Debentures represented thereby, a Global Junior Subordinated Debenture may not be transferred except as a whole by the Depositary for such Global Junior Subordinated Debenture to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Junior Subordinated Debentures will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Junior Subordinated Debenture, and the deposit of such Global Junior Subordinated Debenture with or on behalf of the Depositary, the Depositary for such Global Junior Subordinated Debenture or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the individual Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture to the accounts of persons that have accounts with such Depositary ("Participants"). Such accounts shall be designated by the dealers, underwriters or agents with respect to such Junior Subordinated Debentures or by the Corporation if such Junior Subordinated Debentures are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Junior Subordinated Debenture will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Junior Subordinated Debenture will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Junior Subordinated Debenture.

  So long as the Depositary for a Global Junior Subordinated Debenture, or its nominee, is the registered owner of such Global Junior Subordinated Debenture, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Junior Subordinated Debentures represented by such Global Junior Subordinated Debenture for all purposes under the Indenture governing such Junior Subordinated Debentures. Except as provided below, owners of beneficial interests in a Global Junior Subordinated Debenture will not be entitled to have any of the individual Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture registered in their names, will not receive or be entitled to receive physical delivery of any such Junior Subordinated Debentures of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Junior Subordinated Debentures represented by a Global Junior Subordinated Debenture registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures. None of the Corporation, the Debenture Trustee, any Paying Agent, or the Securities Registrar for such Junior Subordinated Debentures will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Junior Subordinated Debenture representing such Junior Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Junior Subordinated Debentures or its nominee, upon receipt of any payment of principal, premium, if any, or interest in respect of a permanent Global Junior Subordinated Debenture representing any of such Junior Subordinated Debentures, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of such Global Junior Subordinated Debenture for such Junior Subordinated Debentures as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Junior Subordinated Debenture held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Junior Subordinated Debentures is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Corporation within 90 days, the Corporation will issue individual Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture representing such series of Junior Subordinated Debentures. In addition, the Corporation may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures, determine not to have any Junior Subordinated Debentures of such series represented by one or more Global Junior Subordinated Debentures and, in such event, will issue certificated Junior Subordinated Debentures of such series in exchange for the Global Junior Subordinated Debenture. Further, if the Corporation so specifies with respect to the Junior Subordinated Debentures of a series, an owner of a beneficial interest in a Global Junior Subordinated Debenture representing Junior Subordinated Debentures of such series may, on terms acceptable to the Corporation, the Debenture Trustee and the Depositary for such Global Junior Subordinated Debenture, receive certificated Junior Subordinated Debentures of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Junior Subordinated Debentures. In any such instance, an owner of a beneficial interest in a Global Junior Subordinated Debenture will be entitled to physical delivery of certificated Junior Subordinated Debentures of the series represented by such Global Junior Subordinated Debenture equal in principal amount to such beneficial interest and to have such Junior Subordinated Debentures registered in its name. Individual Junior Subordinated Debentures of such series so issued will be issued in denominations, unless otherwise specified by the Corporation, of $1,000 and integral multiples thereof.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in the applicable Prospectus Supplement, payment of principal of (and premium, if any) and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as the Corporation may designate from time to time in the applicable Prospectus Supplement, except that at the option of the Corporation payment of any interest may be made (i) except in the case of Global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or (ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Unless otherwise indicated in the applicable Prospectus Supplement, payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional paying agents or rescind the designation of any paying agent; however the Corporation will at all times be required to maintain a paying agent in each place of payment for each series of Junior Subordinated Debentures.

  Any moneys deposited with the Debenture Trustee or any paying agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

  If provided in the applicable Prospectus Supplement, the Corporation will have the right at any time and from time to time during the term of any series of Junior Subordinated Debentures to defer payment of interest for up to such number of consecutive interest payment periods as may be specified in the applicable Prospectus Supplement (each, an "Extension Period"), subject to the terms, conditions and covenants, if any, specified in such Prospectus Supplement, provided that such Extension Period may not extend beyond the Stated Maturity of such series of Junior Subordinated Debentures. Certain United States federal income tax consequences and special considerations applicable to any such Junior Subordinated Debentures will be described in the applicable Prospectus Supplement.

REDEMPTION

  Unless otherwise indicated in the applicable Prospectus Supplement, Junior Subordinated Debentures will not be subject to any sinking fund.

  Unless otherwise indicated in the applicable Prospectus Supplement, the Corporation may, at its option and subject to receipt of prior approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") if then required under applicable capital guidelines or policies, redeem the Junior Subordinated Debentures of any series in whole at any time or in part from time to time. If the Junior Subordinated Debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable Prospectus Supplement will specify such date or describe such conditions. Junior Subordinated Debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable Prospectus Supplement, the redemption price for any Junior Subordinated Debenture so redeemed shall equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

  Except as otherwise specified in the applicable Prospectus Supplement, if a Debenture Tax Event (as defined below) in respect of a series of Junior Subordinated Debentures or a Capital Treatment Event (as defined herein) shall occur and be continuing, the Corporation may, at its option and subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies, redeem such series of Junior Subordinated Debentures in whole (but not in part) at any time within 90 days following the occurrence of such Debenture Tax Event or Capital Treatment Event at a redemption price equal to 100% of the principal amount of such Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable Prospectus Supplement.

  "Debenture Tax Event" means the receipt by the Corporation of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the applicable series of Junior Subordinated Debentures under the Indenture, there is more than an insubstantial risk that interest payable by the Corporation on such series of Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes.

  A "Capital Treatment Event" means the reasonable determination by the Corporation that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such proposed change, pronouncement or decision is announced on or after the date of issuance of the applicable Preferred Securities under the applicable Trust Agreement, there is more than an insubstantial risk that the Corporation will not be entitled to treat an amount equal to the Liquidation Amount of the applicable Preferred Securities as "Tier I Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Corporation.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless the Corporation defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

  The Corporation will also covenant, as to each series of Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of the Corporation to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including other series of Junior Subordinated Debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee with respect to the series of Related Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period) if at such time (i) there shall have occurred any event of which the Corporation has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures of such series and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by an Issuer of a series of Related Preferred Securities, the Corporation shall be in default with respect to its payment of any obligations under the Guarantee relating to such Related Preferred Securities or (iii) the Corporation shall have given notice of its selection of an Extension Period as provided in the Indenture with respect to the Junior Subordinated Debentures of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

  From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of any series of Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the holders of the Related Preferred Securities so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of Junior

Subordinated Debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of such series of the Junior Subordinated Debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Debenture so affected, (i) change the Stated Maturity of any series of Junior Subordinated Debentures (except as otherwise specified in the applicable Prospectus Supplement), or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of Junior Subordinated Debentures of any series, the holders of which are required to consent to any such modification of the Indenture, provided further that, in the case of Corresponding Junior Subordinated Debentures, so long as any Related Preferred Securities remain outstanding, (a) no such modification may be made that adversely affects the holders of such Preferred Securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all outstanding Related Preferred Securities affected unless and until the principal of the Corresponding Junior Subordinated Debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of Related Preferred Securities.

  In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Junior Subordinated Debentures, any supplemental Indenture for the purpose of creating any new series of Junior Subordinated Debentures.

DEBENTURE EVENTS OF DEFAULT

  The Indenture provides that any one or more of the following described events with respect to a series of Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such series of Junior Subordinated Debentures:

  (i) failure for 30 days to pay any interest on such series of Junior Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

  (ii) failure to pay any principal or premium, if any, on such series of Junior Subordinated Debentures when due whether at maturity or upon redemption; or

  (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of such affected series of outstanding Junior Subordinated Debentures; or

  (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

  The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default, and, in the case of Corresponding Junior Subordinated Debentures, should the Debenture Trustee or such holders of such Corresponding Junior Subordinated Debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the Related Preferred Securities shall have such right. The holders of a majority in aggregate outstanding principal amount of Junior Subordinated Debentures of each series affected may annul such declaration. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities affected shall have such right.

  The holders of a majority in aggregate outstanding principal amount of each series of the Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Junior Subordinated Debentures, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Debenture. In the case of Corresponding Junior Subordinated Debentures, should the holders of such Corresponding Junior Subordinated Debentures fail to waive such default, the holders of a majority in aggregate Liquidation Amount of the Related Preferred Securities affected shall have such right. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

  In case a Debenture Event of Default shall occur and be continuing as to a series of Corresponding Junior Subordinated Debentures, the Property Trustee will have the right to declare the principal of and the interest on such Corresponding Junior Subordinated Debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such Corresponding Junior Subordinated Debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

  If a Debenture Event of Default with respect to a series of Corresponding Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest or principal on such Corresponding Junior Subordinated Debentures on the date such interest or principal is due and payable, a holder of Preferred Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on such Corresponding Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Related Preferred Securities of such holder (a "Direct Action"). The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the applicable Issuer may become subject to the reporting obligations under the Exchange Act. The Corporation shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by the Corporation in connection with a Direct Action.

  The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures unless there shall have been an event of default under the Trust Agreement. See "Description of Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

  The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Junior Subordinated Debentures issued under the Indenture; (ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) in the case of Corresponding Junior Subordinated Debentures, such transaction is permitted under the related Trust Agreement and Guarantee and does not give rise to any breach or violation of the related Trust Agreement or Guarantee, and (iv) certain other conditions as prescribed by the Indenture are met.

  The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

  The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

CONVERSION OR EXCHANGE

  If and to the extent indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures of any series may be convertible or exchangeable into Junior Subordinated Debentures of another series or into Preferred Securities of another series. The specific terms on which Junior Subordinated Debentures of any series may be so converted or exchanged will be set forth in the applicable Prospectus Supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at the option of the Corporation, in which case the number of shares of Preferred Securities or other securities to be received by the holders of Junior Subordinated Debentures would be calculated as of a time and in the manner stated in the applicable Prospectus Supplement.

SUBORDINATION

  In the Indenture, the Corporation has covenanted and agreed that any Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets of the Corporation to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or, in the case of Corresponding Junior Subordinated Debentures, the Property Trustee, on behalf of the holders of Trust Securities, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amount to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

  In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of (or premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of the Corporation's business.

  No payments on account of principal (or premium, if any) or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

  "Debt" means with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such Person; (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such Person; (vi) every obligation of such Person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

  "Senior Debt" means the principal of (and premium, if any) and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include (i) any Debt of the Corporation which when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to the Corporation;
(ii) any Debt of the Corporation to any of its subsidiaries; (iii) Debt to any employee of the Corporation; (iv) Debt by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject; and (v) any other debt securities issued pursuant to the Indenture.

  The Indenture places no limitation on the amount of Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

  The Indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of Junior Subordinated Debentures, may be changed prior to such issuance. Any such change would be described in the applicable Prospectus Supplement.

TRUST EXPENSES

  Pursuant to the Expense Agreement, the Corporation, as holder of the Common Securities, will irrevocably and unconditionally agree with each Issuer that holds Junior Subordinated Debentures that the Corporation will pay to such Issuer, and reimburse such Issuer for, the full amount of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. Such payment obligation will include any such costs, expenses or liabilities of the Issuer that are required by applicable law to be satsified in connection with a termination of such Issuer.

GOVERNING LAW

  The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

  The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

CORRESPONDING JUNIOR SUBORDINATED DEBENTURES

  The Corresponding Junior Subordinated Debentures may be issued in one or more series of Junior Subordinated Debentures under the Indenture with terms corresponding to the terms of a series of Related Preferred Securities. In that event, concurrently with the issuance of each Issuer's Preferred Securities, such Issuer will invest the proceeds thereof and the consideration paid by the Corporation for the Common Securities of such Issuer in such series of Corresponding Junior Subordinated Debentures issued by the Corporation to such Issuer. Each series of Corresponding Junior Subordinated Debentures will be in the principal amount equal to the aggregate stated Liquidation Amount of the Related Preferred Securities and the Common Securities of such Issuer and will rank pari passu with all other series of Junior Subordinated Debentures. Holders of the Related Preferred Securities for a series of Corresponding Junior Subordinated Debentures will have the rights in connection with modifications to the Indenture or upon occurrence of Debenture Events of Default, as described under "--Modification of Indenture" and "--Debenture Events of Default," unless provided otherwise in the Prospectus Supplement for such Related Preferred Securities.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Tax Event in respect of an Issuer shall occur and be continuing, the Corporation may, at its option and subject to prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, redeem the Corresponding Junior Subordinated Debentures at any time within 90 days of the occurrence of such Tax Event, in whole but not in part, subject to the provisions of the Indenture and whether or not such Corresponding Junior Subordinated Debentures are then otherwise redeemable at the option of the Corporation. The redemption price for any Corresponding Junior Subordinated Debentures shall be equal to 100% of the principal amount of such Corresponding Junior Subordinated Debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable Issuer is the holder of all the outstanding Corresponding Junior Subordinated Debentures of such series, the proceeds of any such redemption will be used by the Issuer to redeem the corresponding Trust Securities in accordance with their terms. The Corporation may not redeem a series of Corresponding Junior Subordinated Debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding Corresponding Junior Subordinated Debentures of such series for all interest periods terminating on or prior to the Redemption Date.

  The Corporation will covenant in the Indenture, as to each series of Corresponding Junior Subordinated Debentures, that if and so long as (i) the Issuer of the related series of Trust Securities is the holder of all such Corresponding Junior Subordinated Debentures, (ii) a Tax Event in respect of such Issuer has occurred and is continuing and (iii) the Corporation has elected, and has not revoked such election, to pay Additional Sums (as defined under "Description of Preferred Securities-- Redemption or Exchange") in respect of such Trust Securities, the Corporation will pay to such Issuer such Additional Sums. The Corporation will also covenant, as to each series of Corresponding Junior Subordinated Debentures, (i) to maintain directly or indirectly 100% ownership of the Common Securities of the Issuer to which such Corresponding Junior Subordinated Debentures have been issued, provided that certain successors which are permitted pursuant to the Indenture may succeed to the Corporation's ownership of the Common Securities, (ii) not to voluntarily terminate, wind-up or liquidate any Issuer, except (a) in connection with a distribution of Corresponding Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor upon liquidation of such Issuer, or (b) in connection with certain mergers, consolidations or amalgamations permitted by the related Trust Agreement, in either such case, if so specified in the applicable Prospectus Supplement upon prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies, and (iii) to use its reasonable efforts, consistent with the terms and provisions of the related Trust Agreement, to cause such Issuer to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

                      DESCRIPTION OF PREFERRED SECURITIES

  Pursuant to the terms of the Trust Agreement for each Issuer, the Issuer Trustees on behalf of such Issuer will issue the Preferred Securities and the Common Securities. The Preferred Securities of a particular issue will represent beneficial ownership interests in the Issuer and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Issuer, as well as other benefits as described in the corresponding Trust Agreement. This summary of certain provisions of the Preferred Securities and each Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of each Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of a Trust Agreement (as amended or supplemented from time to time) are referred to herein or in a Prospectus Supplement, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Each of the Issuers is a legally separate entity and the assets of one are not available to satisfy the obligations of any of the others.

GENERAL

  The Preferred Securities of an Issuer will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of that Issuer except as described under "--Subordination of Common Securities." Legal title to the Corresponding Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the related Preferred Securities and Common Securities. Each Guarantee Agreement executed by the Corporation for the benefit of the holders of an Issuer's Trust Securities (the "Guarantee") will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the related Issuer does not have funds on hand available to make such payments. See "Description of Guarantees."

DISTRIBUTIONS

  Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable on such dates as specified in the applicable Prospectus Supplement. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

  Each Issuer's Preferred Securities represent beneficial ownership interests in the applicable Issuer, and the Distributions on each Preferred Security will be payable at a rate specified in the applicable Prospectus Supplement for such Preferred Securities. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable Prospectus Supplement. Distributions to which holders of Preferred Securities are entitled will accumulate additional Distributions at the rate per annum if and as specified in the applicable Prospectus Supplement. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

  If provided in the applicable Prospectus Supplement, the Corporation has the right under the Indenture, pursuant to which it will issue the Corresponding Junior Subordinated Debentures, to defer the payment of interest at any time or from time to time on any series of the Corresponding Junior Subordinated Debentures for up to such number of consecutive interest payment periods which will be specified in such Prospectus Supplement relating to such series (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Corresponding Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Related Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at the rate per annum set forth in the Prospectus Supplement for such Preferred Securities) by the Issuer of such Preferred Securities during any such Extension Period. During such Extension Period, the Corporation may not, and may not permit any subsidiary of the Corporation to,
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation that rank pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of debt securities of any subsidiary of the Corporation if such guarantee ranks pari passu with or junior in interest to the Corresponding Junior Subordinated Debentures (other than (a) dividends or distributions in capital stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee with respect to such Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period).

  The revenue of each Issuer available for distribution to holders of its Preferred Securities will be limited to payments under the Corresponding Junior Subordinated Debentures in which the Issuer will invest the proceeds from the issuance and sale of its Trust Securities and the related Expense Agreement. See "Description of Junior Subordinated Debentures--Corresponding Junior Subordinated Debentures." If the Corporation does not make interest payments on such Corresponding Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Related Preferred Securities. The payment of Distributions (if and to the extent the Issuer has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on the basis set forth herein under "Description of Guarantees."

  Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of such Issuer on the relevant record dates, which, as long as the Preferred Securities remain in book-entry form, will be one Business Day prior to the relevant Distribution Date. Subject to any applicable laws and regulations and the provisions of the applicable Trust Agreement, each such payment will be made as described under "Book-Entry Issuance." In the event any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be the date at least 15 days prior to the relevant Distribution Date, as specified in the applicable Prospectus Supplement.

REDEMPTION OR EXCHANGE

  Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Corresponding Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice, at a redemption price (the "Redemption Price") equal to the aggregate Liquidation Amount of such Trust Securities plus accumulated but unpaid Distributions thereon to the date of redemption (the "Redemption Date") and the related amount of the premium, if any, paid by the Corporation upon the concurrent redemption of such Corresponding Junior Subordinated Debentures. See "Description of Junior Subordinated Debentures-- Redemption". If less than all of any series of Corresponding Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities. The amount of premium, if any, paid by the Corporation upon the redemption of all or any part of any series of any Corresponding Junior Subordinated Debentures to be repaid or redeemed on a Redemption Date shall be allocated to the redemption pro rata of the related Preferred Securities and the Common Securities.

  The Corporation will have the right to redeem any series of Corresponding Junior Subordinated Debentures (i) on or after such date as may be specified in the applicable Prospectus Supplement, in whole at any time or in part from time to time, (ii) at any time, in whole (but not in part), upon the occurrence of a Tax Event or Capital Treatment Event, in either case subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies.

  Tax Event or Capital Treatment Event Redemption. If a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities shall occur and be continuing, the Corporation has the right to redeem the Corresponding Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of such Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of a series of Preferred Securities and Common Securities has occurred and is continuing and the Corporation does not elect to redeem the Corresponding Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities and Common Securities or to liquidate the related Issuer and cause the Corresponding Junior Subordinated Debentures to be distributed to holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer as described above, such Preferred Securities will remain outstanding and Additional Sums (as defined below) may be payable on the Corresponding Junior Subordinated Debentures.

  Possible Tax Law Changes. On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), the revenue portion of President Clinton's budget proposal, was released. The Bill would have among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Bill would also have generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. For purposes of determining the weighted average maturity or the term of an instrument, any right to extend would be treated as exercised. The above-described provisions of the Bill were proposed to be effective generally for instruments issued on or after December 7, 1995. If either provision were to apply to the Junior Subordinated Debentures, the Corporation would not be able to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the President's legislative proposals, if adopted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the Joint Statement (the "Democrat Letters"). If the principles contained in the Joint Statement and the Democrat Letters were followed and the Bill was enacted, such legislation would not apply to the Junior Subordinated Debentures. There can be no assurance, however, that current or future legislative proposals or final legislation will not adversely affect the ability of the Corporation to deduct interest on the Junior Subordinated Debentures. Moreover, such a change could give rise to a Tax Event, which may permit the Corporation to cause a redemption of the Related Preferred Securities.

  Distribution of Corresponding Junior Subordinated Debentures. Subject to the Corporation having received prior approval on the Federal Reserve to do so if then required under applicable capital guidelines or policies, the Corporation has the right at any time, to liquidate the related Issuer and, after satisfaction of the liabilities of creditors of such Issuer as provided by applicable law, cause such Corresponding Junior Subordinated Debentures in respect of the Preferred Securities and Common Securities issued by such Issuer to be distributed to the holders of such Preferred Securities and Common Securities in exchange therefor upon liquidation of the Issuer.

  "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by an Issuer on the outstanding Preferred Securities and Common Securities of the Issuer shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Issuer has become subject as a result of a Tax Event.

  "Like Amount" means (i) with respect to a redemption of any series of Trust Securities, Trust Securities of such series having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Corresponding Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities pro rata based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Corresponding Junior Subordinated Debentures to holders of any series of Trust Securities in exchange therefor in connection with a dissolution or liquidation of the related Issuer, Corresponding Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Corresponding Junior Subordinated Debentures would be distributed.

  "Liquidation Amount" means the stated amount of $1,000 per Trust Security.

  "Tax Event" with respect to an Issuer means the receipt by the Issuer of a series of Preferred Securities of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of such Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) such Issuer is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of Corresponding Junior Subordinated Debentures, (ii) interest payable by the Corporation on such series of Corresponding Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) such Issuer is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

  After the liquidation date fixed for any distribution of Corresponding Junior Subordinated Debentures for any series of Preferred Securities (i) such series of Preferred Securities will no longer be deemed to be outstanding,
(ii) the depositary or its nominee, as the record holder of such series of Preferred Securities, will receive a registered global certificate or certificates representing the Corresponding Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such series of Preferred

Securities not held by DTC or its nominee will be deemed to represent the Corresponding Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such series of Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such series of Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

  There can be no assurance as to the market prices for the Preferred Securities or the Corresponding Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities if a dissolution and liquidation of an Issuer were to occur. Accordingly, the Preferred Securities that an investor may purchase, or the Corresponding Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of an Issuer, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby.

REDEMPTION PROCEDURES

  Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Corresponding Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the related Issuer has funds on hand available for the payment of such Redemption Price. See also "-- Subordination of Common Securities."

  If an Issuer gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. See "Book-Entry Issuance." If such Preferred Securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Issuer or by the Corporation pursuant to the Guarantee as described under "Description of Guarantees," Distributions on such Preferred Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Issuer for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

  Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

  Payment of the Redemption Price on the Preferred Securities and any distribution of Corresponding Junior Subordinated Debentures to holders of Preferred Securities shall be made to the applicable recordholders thereof as they appear on the register for such Preferred Securities on the relevant record date, which shall be one

Business Day prior to the relevant Redemption Date or liquidation date, as applicable; provided, however, that in the event that any Preferred Securities are not in book-entry form, the relevant record date for such Preferred Securities shall be a date at least 15 days prior to the Redemption Date or liquidation date, as applicable, as specified in the applicable Prospectus Supplement.

  If less than all of the Preferred Securities and Common Securities issued by an Issuer are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

  Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

  Payment of Distributions on, and the Redemption Price of, each Issuer's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Issuer's Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Issuer's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Issuer's outstanding Preferred Securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Issuer's Preferred Securities then due and payable.

  In the case of any event of default under the applicable Trust Agreement resulting from a Debenture Event of Default, the Corporation as holder of such Issuer's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the applicable Trust Agreement until the effect of all such events of default with respect to such Preferred Securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of the Corporation as holder of the Issuer's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

  Pursuant to each Trust Agreement, each Issuer shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the holder of the Common Securities; (ii) the distribution of a Like Amount of the Corresponding Junior Subordinated

Debentures to the holders of its Trust Securities, if the Corporation, as Depositor, has given written direction to the Property Trustee to terminate such Issuer (subject to the Corporation having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies); (iii) redemption of all of the Issuer's Preferred Securities as described under "--Redemption or Exchange--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Issuer by a court of competent jurisdiction.

  If an early termination occurs as described in clause (i), (ii) or (iv) above, the Issuer shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Corresponding Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Issuer available for distribution to holders, after satisfaction of liabilities to creditors of such Issuer as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because such Issuer has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Issuer on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of such Issuer's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

  Any one of the following events constitutes an "Event of Default" under each Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of Junior Subordinated Debentures--Debenture Events of Default"); or

    (ii) default in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

    (iii) default in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

    (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the applicable Issuer, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

    (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the Corporation to appoint a successor Property Trustee within 60 days thereof.

  Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of such Issuer's Preferred Securities, the Administrative Trustees and the Corporation, as Depositor, unless such Event of Default shall have been cured or waived. The Corporation, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each Trust Agreement.

  If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "Subordination of Common Securities" and "--Liquidation Distribution Upon Termination." The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

  Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

  Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

  Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such Person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE ISSUERS

  An Issuer may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other Person, except as described below. An Issuer may, at the request of the Corporation, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of such Issuer with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Corresponding Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor

Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities to be downgraded by any nationally recognized statistical rating organization which gives ratings on the Preferred Securities, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Issuer, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Issuer experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Issuer nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, an Issuer shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Issuer or the successor entity to be classified as an association taxable as a corporation or as other than a grantor trust for United States Federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF EACH TRUST AGREEMENT

  Except as provided below and under "Description of Guarantees--Amendments and Assignment" and as otherwise required by law and the applicable Trust Agreement, the holders of the Preferred Securities will have no voting rights.

  Each Trust Agreement may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in such Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such Trust Agreement, which shall not be inconsistent with the other provisions of such Trust Agreement, or (ii) to modify, eliminate or add to any provisions of such Trust Agreement to such extent as shall be necessary to ensure that the Issuer will be classified for United States federal income tax purposes as other than an association taxable as a corporation or as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Issuer will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause (i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of such Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. Each Trust Agreement may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Issuer's status as a grantor trust for United States federal income tax purposes or the Issuer's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

  So long as any Corresponding Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to such Corresponding Junior Subordinated Debentures,
(ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Corresponding Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Corresponding Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Corresponding Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Issuer will not be classified as an association taxable as a corporation for United States Federal income tax purposes on account of such action and such action would not cause the Issuer to be classified as other than a grantor trust for United States federal income tax purposes.

  Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in each Trust Agreement.

  No vote or consent of the holders of Preferred Securities will be required for an Issuer to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

  Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

GLOBAL PREFERRED SECURITIES

  The Preferred Securities of a series may be issued in whole or in part in the form of one or more Global Preferred Securities that will be deposited with, or on behalf of, the Depositary identified in the Prospectus Supplement relating to such series. Unless otherwise indicated in the applicable Prospectus Supplement for such series, the Depositary will be DTC. Global Preferred Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Preferred Securities represented thereby, a Global Preferred Security may not be transferred except as a whole by the Depositary for such Global Preferred Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Preferred Securities will be described in the Prospectus Supplement relating to such series. The Corporation anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Preferred Security, and the deposit of such Global Preferred Security with or on behalf of the Depositary, the Depositary for such Global Preferred Security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate Liquidation Amounts of the individual

Preferred Securities represented by such Global Preferred Securities to the accounts of Participants. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Preferred Securities or by the Corporation if such Preferred Securities are offered and sold directly by the Corporation. Ownership of beneficial interests in a Global Preferred Security will be limited to Participants or persons that may hold interests through Participants. Ownership of beneficial interests in such Global Preferred Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of Participants) and the records of Participants (with respect to interests of persons who hold through Participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Preferred Security.

  So long as the Depositary for a Global Preferred Security, or its nominee, is the registered owner of such Global Preferred Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented by such Global Preferred Security for all purposes under the Indenture governing such Preferred Securities. Except as provided below, owners of beneficial interests in a Global Preferred Security will not be entitled to have any of the individual Preferred Securities of the series represented by such Global Preferred Security registered in their names, will not receive or be entitled to receive physical delivery of any such Preferred Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture.

  Payments of principal of (and premium, if any) and interest on individual Preferred Securities represented by a Global Preferred Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Preferred Security representing such Preferred Securities. None of the Corporation, the Property Trustee, any Paying Agent, or the Securities Registrar for such Preferred Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Preferred Security representing such Preferred Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Corporation expects that the Depositary for a series of Preferred Securities or its nominee, upon receipt of any payment of Liquidation Amount, Redemption Price, premium or Distributions in respect of a permanent Global Preferred Security representing any of such Preferred Securities, immediately will credit Participants' accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate Liquidation Amount of such Global Preferred Security for such Preferred Securities as shown on the records of such Depositary or its nominee. The Corporation also expects that payments by Participants to owners of beneficial interests in such Global Preferred Security held through such Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such Participants.

  Unless otherwise specified in the applicable Prospectus Supplement, if a Depositary for a series of Preferred Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Issuer within 90 days, the Issuer will issue individual Preferred Securities of such series in exchange for the Global Preferred Security representing such series of Preferred Securities. In addition, the Issuer may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities, determine not to have any Preferred Securities of such series represented by one or more Global Preferred Securities and, in such event, will issue individual Preferred Securities of such series in exchange for the Global Preferred Security or Securities representing such series of Preferred Securities. Further, if the Issuer so specifies with respect to the Preferred Securities of a series, an owner of a beneficial interest in a Global Preferred Security representing Preferred Securities of such series may, on terms acceptable to the Issuer, the Property Trustee and the Depositary for such Global Preferred Security, receive individual Preferred Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Preferred Securities. In any such instance, an owner of a beneficial interest in a Global Preferred Security will be entitled to physical delivery of individual Preferred Securities of the series represented by such Global Preferred Security equal in principal amount to such beneficial interest and to have such Preferred Securities registered in its name. Individual Preferred Securities of such series so issued will be issued in denominations, unless otherwise specified by the Issuer, of $25 and integral multiples thereof.

PAYMENT AND PAYING AGENCY

  Payments in respect of the Preferred Securities shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or, if any Issuer's Preferred Securities are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. Unless otherwise specified in the applicable Prospectus Supplement, the paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and the Corporation. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

  Unless otherwise specified in the applicable Prospectus Supplement, the Property Trustee will act as registrar and transfer agent for the Preferred Securities.

  Registration of transfers of Preferred Securities will be effected without charge by or on behalf of each Issuer, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Issuers will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

  The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in each Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable Trust Agreement or is unsure of the application of any provision of the applicable Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by the Corporation and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

  The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Issuers in such a way that no Issuer will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes and so that the Corresponding Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Issuer or each Trust Agreement, that the Corporation and the

Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related Preferred Securities.

  Holders of the Preferred Securities have no preemptive or similar rights.

  No Issuer may borrow money or issue debt or mortgage or pledge any of its assets.

                              BOOK-ENTRY ISSUANCE

  DTC will act as securities depositary for all of the Preferred Securities and the Junior Subordinated Debentures, unless otherwise referred to in the Prospectus Supplement relating to an offering of Preferred Securities or Junior Subordinated Debentures. The Preferred Securities and the Junior Subordinated Debentures will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's nominee). One or more fully-registered global certificates will be issued for the Preferred Securities of each Issuer and the Junior Subordinated Debentures, representing in the aggregate the total number of such Issuer's Preferred Securities or aggregate principal balance of Junior Subordinated Debentures, respectively, and will be deposited with DTC.

  DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants" include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

  Purchases of Preferred Securities or Junior Subordinated Debentures within the DTC system must be made by or through Direct Participants, which will receive a credit for the Preferred Securities or Junior Subordinated Debentures on DTC's records. The ownership interest of each actual purchaser of each Preferred Security and each Junior Subordinated Debenture ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities or Junior Subordinated Debentures. Transfers of ownership interests in the Preferred Securities or Junior Subordinated Debentures are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Preferred Securities or Junior Subordinated Debentures, except in the event that use of the book-entry system for the Preferred Securities of such Issuer or Junior Subordinated Debentures is discontinued.

  DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities or Junior Subordinated Debentures; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

  Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Redemption notices will be sent to Cede & Co. as the registered holder of the Preferred Securities or Junior Subordinated Debentures. If less than all of an Issuer's Preferred Securities or the Junior Subordinated Debentures are being redeemed, DTC's current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

  Although voting with respect to the Preferred Securities or the Junior Subordinated Debentures is limited to the holders of record of the Preferred Securities or Junior Subordinated Debentures, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities or Junior Subordinated Debentures. Under its usual procedures, DTC would mail an omnibus proxy (the "Omnibus Proxy") to the relevant Trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts such Preferred Securities or Junior Subordinated Debentures are credited on the record date (identified in a listing attached to the Omnibus Proxy).

  Distribution payments on the Preferred Securities or the Junior Subordinated Debentures will be made by the relevant Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participant and not of DTC, the relevant Trustee, the Issuer thereof or the Corporation, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the relevant Trustee, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursements of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

  DTC may discontinue providing its services as securities depositary with respect to any of the Preferred Securities or the Junior Subordinated Debentures at any time by giving reasonable notice to the relevant Trustee and the Corporation. In the event that a successor securities depositary is not obtained, definitive Preferred Security or Junior Subordinated Debenture certificates representing such Preferred Securities or Junior Subordinated Debentures are required to be printed and delivered. The Corporation, at its option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After a Debenture Event of Default, the holders of a majority in liquidation preference of Preferred Securities or aggregate principal amount of Junior Subordinated Debentures may determine to discontinue the system of book-entry transfers through DTC. In any such event, definitive certificates for such Preferred Securities or Junior Subordinated Debentures will be printed and delivered.

  The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Issuers and the Corporation believe to be accurate, but the Issuers and the Corporation assume no responsibility for the accuracy thereof. Neither the Issuers nor the Corporation has any responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

                           DESCRIPTION OF GUARANTEES

  A Guarantee will be executed and delivered by the Corporation concurrently with the issuance by each Issuer of its Preferred Securities for the benefit of the holders from time to time of such Preferred Securities and the Common Securities. The Chase Manhattan Bank will act as indenture trustee ("Guarantee Trustee") under each Guarantee for the purposes of compliance with the Trust Indenture Act and each Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees, which summarizes the material terms thereof, does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of each Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of the Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Preferred Securities means that Issuer's Preferred Securities to which a Guarantee relates. The Guarantee Trustee will hold each Guarantee for the benefit of the holders of the related Issuer's Preferred Securities and Common Securities.

GENERAL

  The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of the Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that such Issuer may have or assert other than the defense of payment. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the related Issuer (the "Guarantee Payments"), will be subject to the Guarantee:
(i) any accumulated and unpaid Distributions required to be paid on such Trust Securities, to the extent that such Issuer has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Preferred Securities called for redemption, to the extent that such Issuer has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of such Issuer (unless the Corresponding Junior Subordinated Debentures are distributed to holders of such Preferred Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of such Issuer remaining available for distribution to holders of Trust Securities after satisfaction of liabilities to creditors of such Issuer as required by applicable law. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the applicable Trust Securities or by causing the Issuer to pay such amounts to such holders.

  Each Guarantee will be an irrevocable guarantee on a subordinated basis of the related Issuer's obligations under the Preferred Securities, but will apply only to the extent that such related Issuer has funds sufficient to make such payments, and is not a guarantee of collection.

  If the Corporation does not make interest payments on the Corresponding Junior Subordinated Debentures held by the Issuer, the Issuer will not be able to pay Distributions on the Preferred Securities and will not have funds legally available therefor. Each Guarantee will rank subordinate and junior in right of payment to all Senior Debt of the Corporation. See "--Status of the Guarantees." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Guarantees will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and claimants should look only to the assets of the Corporation for payments thereunder. See "The Corporation." Except as otherwise provided in the applicable Prospectus Supplement, the Guarantees do not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that the Corporation may enter into in the future or otherwise. See the applicable Prospectus Supplement relating to any offering of Preferred Securities.

  The Corporation has, through the applicable Guarantee, the applicable Trust Agreement, the applicable series of Corresponding Junior Subordinated Debentures, the Indenture and the applicable Expense Agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the Issuer's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Corresponding Junior Subordinated Debentures and the Guarantees."

STATUS OF THE GUARANTEES

  Each Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt of the Corporation in the same manner as Junior Subordinated Debentures.

  Each Guarantee will rank pari passu with all other Guarantees issued by the Corporation. Each Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be held for the benefit of the holders of the related Preferred Securities. Each Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Issuer or upon distribution to the holders of the Preferred Securities of the Corresponding Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

  Except with respect to any changes which do not materially adversely affect the rights of holders of the related Preferred Securities (in which case no vote will be required), no Guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of Preferred Securities-- Voting Rights; Amendment of Each Trust Agreement." All guarantees and agreements contained in each Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the related Preferred Securities then outstanding.

EVENTS OF DEFAULT

  An event of default under each Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the related Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

  Any holder of the Preferred Securities may institute a legal proceeding directly against the Corporation to enforce its rights under such Guarantee without first instituting a legal proceeding against the Issuer, the Guarantee Trustee or any other person or entity.

  The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Guarantee.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

  The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of any Guarantee, undertakes to perform only such duties as are specifically set forth in each Guarantee and, after default with respect to any Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEES

  Each Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the related Preferred Securities, upon full payment of the amounts payable upon liquidation of the related Issuer or upon distribution of Corresponding Junior Subordinated Debentures to the holders of the related Preferred Securities in exchange therefor. Each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related Preferred Securities must restore payment of any sums paid under such Preferred Securities or such Guarantee.

GOVERNING LAW

  Each Guarantee will be governed by and construed in accordance with the laws of the State of New York.

THE EXPENSE AGREEMENT

  Pursuant to the Expense Agreement entered into by the Corporation under each Trust Agreement (the "Expense Agreement"), the Corporation will, as holder of the Common Securities, irrevocably and unconditionally guarantee to each Person to whom the Issuer becomes indebted or liable, the full payment of any costs, expenses or liabilities of the Issuer, other than obligations of the Issuer to pay to the holders of any Preferred Securities or other similar interests in the Issuer of the amounts due such holders pursuant to the terms of the Preferred Securities or such other similar interests, as the case may be. The Expense Agreement will be enforceable by third parties.

                 RELATIONSHIP AMONG THE PREFERRED SECURITIES,
               THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES,
                   THE EXPENSE AGREEMENT AND THE GUARANTEES

FULL AND UNCONDITIONAL GUARANTEE

  Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Issuer has funds available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "Description of Guarantees." Taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Related Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Issuer's obligations under the Related Preferred Securities. If and to the extent that the Corporation does not make payments on any series of Corresponding Junior Subordinated Debentures, such Issuer will not pay Distributions or other amounts due on the Related Preferred Securities. The Guarantees do not cover payment of Distributions when the related Issuer does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of a series of Preferred Securities is to institute a legal proceeding directly against the Corporation pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of the Corporation under each Guarantee are subordinate and junior in right of payment to all Senior Debt of the Corporation.

SUFFICIENCY OF PAYMENTS

  As long as payments of interest and other payments are made when due on each series of Corresponding Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Related Preferred Securities, primarily because (i) the aggregate principal amount of each series of Corresponding Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation

Amount of the Related Preferred Securities and related Common Securities; (ii) the interest rate and interest and other payment dates on each series of Corresponding Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Related Preferred Securities;
(iii) the Corporation shall pay for all and any costs, expenses and liabilities of such Issuer except the Issuer's obligations to holders of its Preferred Securities under such Preferred Securities; and (iv) each Trust Agreement further provides that the Issuer will not engage in any activity that is not consistent with the limited purposes of such Issuer.

  Notwithstanding anything to the contrary in the Indenture, the Corporation has the right to set-off any payment it is otherwise required to make thereunder with and to the extent the Corporation has theretofore made, or is concurrently on the date of such payment making, a payment under the related Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

  A holder of any related Preferred Security may institute a legal proceeding directly against the Corporation to enforce its rights under the related Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the related Issuer or any other person or entity.

  A default or event of default under any Senior Debt of the Corporation would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of, Senior Debt of the Corporation, the subordination provisions of the Indenture provide that no payments may be made in respect of the Corresponding Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of Corresponding Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF ISSUERS

  Each Issuer's Preferred Securities evidence a beneficial interest in such Issuer, and each Issuer exists for the sole purpose of issuing its Preferred Securities and Common Securities and investing the proceeds thereof in Corresponding Junior Subordinated Debentures. A principal difference between the rights of a holder of a Preferred Security and a holder of a Corresponding Junior Subordinated Debenture is that a holder of a Corresponding Junior Subordinated Debenture is entitled to receive from the Corporation the principal amount of and interest accrued on Corresponding Junior Subordinated Debentures held, while a holder of Preferred Securities is entitled to receive Distributions from such Issuer (or from the Corporation under the applicable Guarantee) if and to the extent such Issuer has funds available for the payment of such Distributions. However, taken together, the Corporation's obligations under each series of Corresponding Junior Subordinated Debentures, the Indenture, the related Trust Agreement, the related Expense Agreement, and the related Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Related Preferred Securities. See "--Full and Unconditional Guarantee".

RIGHTS UPON TERMINATION

  Upon any voluntary or involuntary termination, winding-up or liquidation of any Issuer involving the liquidation of the Corresponding Junior Subordinated Debentures, the holders of the related Preferred Securities will be entitled to receive, out of the assets held by such Issuer, the Liquidation Distribution in cash. See "Description of Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Corresponding Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under each Guarantee and has agreed to pay for all costs, expenses and liabilities of each Issuer (other than the Issuer's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of such Corresponding Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

                             PLAN OF DISTRIBUTION

  The Junior Subordinated Debentures or the Preferred Securities may be sold in a public offering to or through underwriters or dealers designated from time to time. The Corporation and each Issuer may sell its Junior Subordinated Debentures or Preferred Securities as soon as practicable after effectiveness of the Registration Statement of which this Prospectus forms a part. The names of any underwriters or dealers involved in the sale of the Junior Subordinated Debentures or Preferred Securities in respect of which this Prospectus is delivered, the amount or number of Junior Subordinated Debentures and Preferred Securities to be purchased by any such underwriters and any applicable commissions or discounts will be set forth in the applicable Prospectus Supplement.

  Underwriters may offer and sell Junior Subordinated Debentures or Preferred Securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of Preferred Securities, underwriters may be deemed to have received compensation from the Corporation and/or the applicable Issuer in the form of underwriting discounts or commissions and may also receive commissions. Underwriters may sell Junior Subordinated Debentures or Preferred Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters.

  Any underwriting compensation paid by the Corporation and/or the applicable Issuer to underwriters in connection with the offering of Junior Subordinated Debentures or Preferred Securities, and any discounts, concessions or commissions allowed by such underwriters to participating dealers, will be described in an accompanying Prospectus Supplement. Underwriters and dealers participating in the distribution of Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of such Junior Subordinated Debentures or Preferred Securities may be deemed to be underwriting discounts and commissions, under the Securities Act. Underwriters and dealers may be entitled, under agreement with the Corporation and the applicable Issuer, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to reimbursement by the Corporation for certain expenses.

  In connection with the offering of the Preferred Securities of any Issuer, such Issuer may grant to the underwriters an option to purchase additional Preferred Securities to cover over-allotments, if any, at the initial public offering price (with an additional underwriting commission), as may be set forth in the accompanying Prospectus Supplement. If such Issuer grants any over-allotment option, the terms of such over-allotment option will be set forth in the Prospectus Supplement for such Preferred Securities.

  Underwriters and dealers may engage in transactions with, or perform services for, the Corporation and/or the applicable Issuer and/or any of their affiliates in the ordinary course of business.

  The Junior Subordinated Debentures and the Preferred Securities will be new issues of securities and will have no established trading market. Any underwriters to whom Junior Subordinated Debentures or Preferred Securities are sold for public offering and sale may make a market in such Junior Subordinated Debentures and Preferred Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Such Junior Subordinated Debentures or Preferred Securities may or may not be listed on a national securities exchange or the Nasdaq National Market. No assurance can be given as to the liquidity of or the existence of trading markets for any Junior Subordinated Debentures or Preferred Securities.

                            VALIDITY OF SECURITIES

  Unless otherwise indicated in the applicable Prospectus Supplement, certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of the Trust Agreements and the formation of the Issuers will be passed upon by Richards, Layton & Finger, One Rodney Square, Wilmington, Delaware 19801, special Delaware counsel to the Corporation and the Issuers. Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Guarantees and the Junior Subordinated Debentures will be passed upon for the Corporation by Carl Krasik, Esq., Associate General Counsel and Secretary of the Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, and for the Underwriters by Sullivan & Cromwell, 125 Broad Street, New York, New York 10004. Mr. Krasik will rely on the opinion of Richards, Layton & Finger as to matters of Delaware law and on the opinion of Sullivan & Cromwell as to matters of New York law. Sullivan & Cromwell will rely on the opinion of Mr. Krasik as to matters of Pennsylvania law. Certain matters relating to United States federal income tax considerations will be passed upon for the Corporation by Sullivan & Cromwell, as special tax counsel for the Corporation. Sullivan & Cromwell from time to time performs legal services for the Corporation. At September 30, 1996, Mr. Krasik held options covering 5,950 shares of the Corporation's Common Stock.

                                    EXPERTS

  The consolidated financial statements of the Corporation and subsidiaries appearing in the Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by KPMG Peat Marwick LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-
SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PRO-SPECTUS SUPPLEMENT OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CRE-ATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPO-RATION SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               ----------------

                               TABLE OF CONTENTS
                             PROSPECTUS SUPPLEMENT

                                                                            PAGE
                                                                            ----
Risk Factors...............................................................  S-4
Mellon Capital II..........................................................  S-9
Mellon Bank Corporation....................................................  S-9
Selected Consolidated Financial Information
 of the Corporation........................................................ S-12
Ratio of Earnings to Fixed Charges......................................... S-14
Use of Proceeds............................................................ S-15
Capitalization............................................................. S-16
Accounting Treatment....................................................... S-17
Certain Terms of Series B Capital Securities............................... S-17
Certain Terms of Series B Subordinated Debentures.......................... S-21
Certain Terms of Series B Guarantee........................................ S-25
Certain Federal Income Tax Consequences.................................... S-25
Pennsylvania Corporate Loans Tax........................................... S-28
ERISA Considerations....................................................... S-29
Underwriting............................................................... S-30
Validity of Securities..................................................... S-31
                                   PROSPECTUS
Available Information......................................................    4
Incorporation of Certain Documents by Reference............................    4
Mellon Bank Corporation....................................................    5
The Issuers................................................................    5
Use of Proceeds............................................................    6
Certain Regulatory Considerations..........................................    7
Description of Junior Subordinated Debentures..............................   10
Description of Preferred Securities........................................   22
Book-Entry Issuance........................................................   34
Description of Guarantees..................................................   35
Relationship Among the Preferred Securities,
 the Corresponding Junior Subordinated Debentures, the Expense Agreement
 and the Guarantees........................................................   38
Plan of Distribution.......................................................   40
Validity of Securities.....................................................   41
Experts....................................................................   41

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                               MELLON CAPITAL II

                          % CAPITAL SECURITIES, SERIES B

                    FULLY AND UNCONDITIONALLY GUARANTEED,
                           AS DESCRIBED HEREIN, BY

                            MELLON BANK CORPORATION

                                 ------------
                       [LOGO OF MELLON BANK CORPORATION]
                                 ------------


                             GOLDMAN, SACHS & CO.

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following is an estimate of the expenses which will be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions:

  To be borne by the Corporation:

      Registration Fee................................................ $151,515
      Rating Agency Fees..............................................  200,000*
      Transfer Agent and Registrar Fees...............................   15,000*
      Printing and Engraving..........................................   50,000*
      Legal Fees and Expenses.........................................   60,000*
      Accounting Fees.................................................   50,000*
      Blue Sky Fees and Expenses......................................   15,000*
      Trustees Fees and Expenses......................................   25,000*
      Miscellaneous...................................................   75,000*
                                                                       --------
          Total....................................................... $641,515*
                                                                       ========

--------
*Estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Restated Articles of Incorporation, as amended, of the Corporation (the "Articles") provide that, except as prohibited by law, every director and officer of the Corporation shall be entitled as of right to be indemnified by the Corporation against expenses and any liability paid or incurred by such person in connection with any actual or threatened claim, action, suit or proceeding, civil, criminal, administrative, investigative or other, whether brought by or in the right of the Corporation or otherwise, in which such person may be involved (subject to certain limitations in the case of actions by such person against the Corporation) by reason of such person being or having been a director or officer of the Corporation or serving or having served at the request of the Corporation as a director, officer, employee, fiduciary or other representative of another entity. The Articles also give to indemnitees the right to have their expenses in defending such actions paid in advance by the Corporation, subject to any obligation imposed by law or otherwise to reimburse the Corporation in certain events. The Corporation has entered into an indemnity agreement (the "Indemnity Agreement") with each director and certain of its officers which provides a contractual right to indemnification against such expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses and contains additional provisions regarding determination of entitlement, defense of claims, rights of contribution and other matters.

  The Pennsylvania Business Corporation Law permits a corporation to indemnify its directors and officers, and to pay their expenses in advance, subject to certain limitations and exceptions. The specific indemnity provisions, which are by their terms not intended to be exclusive, are, in general, not as broad as the provisions of the Articles and the Indemnity Agreement; however, one provision would preclude indemnification in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, and another provision requires that advances of expenses may be made by a corporation only upon receipt of an undertaking to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.

  The Corporation has purchased liability insurance policies covering its directors and officers to insure against claims arising out of certain alleged wrongful acts on the part of such directors and officers and against claims arising out of certain alleged breaches of fiduciary duty under the Employee Retirement Income Security Act of 1974 on the part of such directors and officers.

  Article Seventh of the Articles and Article Two of the Corporation's By-Laws, as amended, both adopted by the shareholders of the Corporation at their annual meeting on April 20, 1987, further provide that, to the fullest extent that the laws of Pennsylvania, as in effect on January 27, 1987 or as thereafter amended, permit elimination or limitation of the liability of directors, no director of the Corporation shall be personally liable for monetary damages as such for any action taken, or any failure to take any action, as a director. The Pennsylvania Business Corporation Law provides that whenever the by-laws of a corporation by a vote of the shareholders so provide, a director shall not be personally liable for monetary damages as such for any action taken, or failure to take any action, unless (i) the director has breached or failed to perform the duties of his office under the standard of care and justifiable reliance specified in the Act and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. These provisions do not apply to (i) responsibility or liability of a director pursuant to any criminal statute or (ii) the liability of a director for payment of taxes.

  Reference is made to the Underwriting Agreement, which is filed as Exhibit
1.1 to this Registration Statement.

  Under the Trust Agreement, the Corporation will agree to indemnify each of the Trustees of the Issuer or any predecessor Trustee for the Issuer, and to hold the Trustee harmless against, any loss, damage, claims, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Agreements, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties under the Trust Agreements.

ITEM 16. EXHIBITS

 The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:


   NUMBER                              DESCRIPTION
   ------                              -----------
   1.1    Underwriting Agreement, dated December 3, 1996, among Mellon Capital
          I, Mellon Capital II, Mellon Capital III, Mellon Bank Corporation and
          Goldman, Sachs & Co., as Representatives of the Underwriters
   4.1    Mellon Bank Corporation's Restated Articles of Incorporation, as
          amended and restated as of September 2, 1993
   4.2    Mellon Bank Corporation's By-Laws, as amended
   4.3    Junior Subordinated Indenture, dated as of December 3, 1996, between
          Mellon Bank Corporation and The Chase Manhattan Bank, as Debenture
          Trustee
   4.4    Certificate of Trust of Mellon Capital II
   4.5    Trust Agreement of Mellon Capital II
   4.6    Certificate of Trust of Mellon Capital III
   4.7    Trust Agreement of Mellon III
   4.8    Form of Amended and Restated Trust Agreement of Mellon Capital II
   4.9    Form of Amended and Restated Trust Agreement of Mellon Capital III
   4.10   Form of Preferred Security Certificate for Mellon Capital II
   4.11   Form of Preferred Security Certificate for Mellon Capital III
   4.12   Form of Guarantee Agreement for Mellon Capital II
   4.13   Form of Guarantee Agreement for Mellon Capital III
   4.14   Form of Agreement as to Expenses and Liabilities for Mellon Capital
          II
   4.15   Form of Agreement as to Expenses and Liabilities for Mellon Capital
          III

   NUMBER                              DESCRIPTION
   ------                              -----------
    5.1   Opinion of Carl Krasik, Esq. as to legality of the Junior
          Subordinated Debentures and the Guarantees to be issued by Mellon
          Bank Corporation
    5.2   Opinion of Sullivan & Cromwell as to legality of the Junior
          Subordinated Debentures and the Guarantees to be issued by Mellon
          Bank Corporation
    5.3   Opinion of Richards, Layton & Finger as to legality of the Preferred
          Securities to be issued by Mellon Capital II and Mellon Capital III
    8     Opinion of Sullivan & Cromwell as to certain federal income tax matters
   12.1   Computation of Ratio of Earnings to Fixed Charges and Ratio of Earn-
          ings to Combined Fixed Charges and Preferred Stock Dividends (parent
          Corporation)
   12.2   Computation of Ratio of Earnings to Fixed Charges and Ratio of Earn-
          ings to Combined
          Fixed Charges and Preferred Stock Dividends (Mellon Bank Corporation
          and
          subsidiaries)
   23.1   Consent of KPMG Peat Marwick LLP
   23.2   Consent of Carl Krasik, Esq. (included in Exhibit 5.1)
   23.3   Consent of Sullivan & Cromwell (included in Exhibit 5.2 and 8)
   23.4   Consent of Richards, Layton & Finger (included in Exhibit 5.3)
   24.1   Power of Attorney
   25.1   Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act
          as trustee under the Junior Subordinated Indenture
   25.3   Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act
          as trustee under the Amended and Restated Trust Agreement of Mellon
          Capital II
   25.4   Form T-1 Statement of Eligibility of The Chase Manhattan Bank to act
          as trustee under the Amended and Restated Trust Agreement of Mellon
          Capital III
   25.6   Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the Guarantee for the benefit of the holders of Preferred Securities of Mellon Capital II
   25.7   Form T-1 Statement of Eligibility of The Chase Manhattan Bank under the Guarantee for the benefit of the holders of Preferred Securities of Mellon Capital III

ITEM 17. UNDERTAKING

 (a) Rule 415 Offering.

  Each of the undersigned Registrants hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed with or furnished to the Commission by Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculated Registration Fee" table in the effective registration statement.

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (4) To provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    (5) That, for the purposes of determining any liability under the Securities Act of 1933:

      (i) The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 487(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

      (ii) Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

  Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of a Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (c) Acceleration of Effectiveness.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each Registrant pursuant to the provisions described in Item 15 above, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each Registrant of expenses incurred or paid by a director, officer or controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                            MELLON BANK CORPORATION

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MELLON BANK CORPORATION CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF PITTSBURGH, COMMONWEALTH OF PENNSYLVANIA, ON THE 16TH DAY OF DECEMBER, 1996.

                                          Mellon Bank Corporation

                                                   /s/ Frank V. Cahouet
                                          By___________________________________
                                                     Frank V. Cahouet
                                               Chairman, President and Chief
                                                     Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON THE 16TH DAY OF DECEMBER, 1996.

                                                   /s/ Frank V. Cahouet
                                          By___________________________________
                                                     Frank V. Cahouet
                                              Principal Executive Officer and
                                                         Director

                                                   /s/ Steven G. Elliott
                                          By___________________________________
                                                     Steven G. Elliott
                                              Principal Financial Officer and
                                               Principal Accounting Officer

                                          By___________________________________
                                                  Dwight L. Allison, Jr.
                                                         Director

                                          By___________________________________
                                                     Burton C. Borgelt
                                                         Director

                                          By___________________________________
                                                      Carol R. Brown
                                                         Director

                                                    /s/ *J. W. Connolly
                                          By___________________________________
                                                      J. W. Connolly
                                                         Director

                                                   /s/ *Charles A. Corry
                                          By___________________________________
                                                     Charles A. Corry
                                                         Director

                                                /s/ *C. Frederick Fetterolf
                                          By___________________________________
                                                  C. Frederick Fetterolf
                                                         Director

                                                    /s/ *Ira J. Gumberg
                                          By___________________________________
                                                      Ira J. Gumberg
                                                         Director

                                          By___________________________________
                                                   Pemberton Hutchinson
                                                         Director

                                          By___________________________________
                                                       Rotan E. Lee
                                                         Director

                                                 /s/ *Andrew W. Mathieson
                                          By___________________________________
                                                    Andrew W. Mathieson
                                                         Director

                                          By___________________________________
                                                     Edward J. McAniff
                                                         Director

                                                   /s/ *Robert Mehrabian
                                          By___________________________________
                                                     Robert Mehrabian
                                                         Director

                                          By___________________________________
                                                   Seward Prosser Mellon
                                                         Director

                                                   /s/ *David S. Shapira
                                          By___________________________________
                                                     David S. Shapira
                                                         Director

                                                    /s/ *W. Keith Smith
                                          By___________________________________
                                                      W. Keith Smith
                                                         Director

                                          By___________________________________
                                                      Joab L. Thomas
                                                         Director

                                                 /s/ *Wesley W. von Schack
                                          By___________________________________
                                                   Wesley W. von Schack
                                                         Director

                                          By___________________________________
                                                     William J. Young
                                                         Director

                                                      /s/ Carl Krasik
                                          *By__________________________________
                                                        Carl Krasik
                                                     Attorney-in-fact

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MELLON CAPITAL II CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN PITTSBURGH, PENNSYLVANIA ON THE 16TH DAY OF DECEMBER, 1996.

                                          Mellon Capital II

                                          By: Mellon Bank Corporation, as
                                          Depositor

                                                   /s/ Frank V. Cahouet
                                          By: _________________________________

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, MELLON CAPITAL III CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN PITTSBURGH, PENNSYLVANIA ON THE 16TH DAY OF DECEMBER, 1996.

                                          Mellon Capital III

                                          By: Mellon Bank Corporation, as
                                          Depositor

                                                   /s/ Frank V. Cahouet
                                          By: _________________________________

                                 EXHIBIT INDEX

 NUMBER        DESCRIPTION                           METHOD OF FILING                    PAGE NO.
 ------        -----------                           ----------------                    --------
 1.1    Underwriting Agreement,    Previously filed as Exhibit 1.1 to the
        dated December 3, 1996,    Corporation's Current Report on Form 8-K
        among Mellon Capital I,    dated, December 3, 1996, and incorporated herein
        Mellon Capital II,         by reference.
        Mellon Capital III,
        Mellon Bank Corporation
        and Goldman, Sachs &
        Co., as the
        Representatives of the
        Underwriters
 4.1    Mellon Bank                Previously filed as Exhibit 3.1 to the Corporation's
        Corporation's              Quarterly Report on Form 10-Q (File No.
        Restated Articles of       1-7410) for the quarter ended September 30,
        Incorporation,             1993, and incorporated herein by reference.
        as amended and restated
        as of September 2, 1993
 4.2    Mellon Bank                Previously filed as Exhibit 3.2 to the
        Corporation's              Corporation's Annual Report on Form 10-K
        By-Laws, as amended        (File No. 1-7410) for the year ended
                                   December 31, 1990, and incorporated herein
                                   by reference.
 4.3    Junior Subordinated        Previously filed as Exhibit 4.1 to the Corporation's
        Indenture, dated as of     Current Report on Form 8-K dated December 3,
        December 3, 1996,          1996, and incorporated herein by reference.
        between Mellon Bank
        Corporation and The
        Chase Manhattan Bank, as
        Debenture Trustee
 4.4    Certificate of Trust of    Filed herewith.
        Mellon Capital II
 4.5    Trust Agreement of         Filed herewith.
        Mellon
        Capital II
 4.6    Certificate of Trust of    Filed herewith.
        Mellon Capital III
 4.7    Trust Agreement of         Filed herewith.
        Mellon III
 4.8    Form of Amended and        Substantially identical to the Amended and Restated
        Restated Trust Agreement   Trust Agreement of Mellon Capital I previlously filed
        of Mellon                  as Exhibit 4.3 to the Corporation's Current Report on
        Capital II                 Form 8-K, dated December 3, 1996, and incorporated
                                   herein by reference.
 4.9    Form of Amended and        Substantially identical to the Amended and Restated
        Restated Trust Agreement   Trust Agreement of Mellon Capital I previlously filed
        of Mellon                  as Exhibit 4.3 to the Corporation's Current Report on
        Capital III                Form 8-K, dated December 3, 1996 and incorporated
                                   herein by reference.
 4.10   Form of Preferred          Substantially identical to the Capital Security of
        Security                   of Mellon Capital I previlously filed as Exhibit 4.4
        Certificate for Mellon     to the Corporation's Current Report on Form 8-K,
        Capital II                 dated December 3, 1996 and incorporated herein by
                                   reference.

 NUMBER        DESCRIPTION                           METHOD OF FILING                   PAGE NO.
 ------        -----------                           ----------------                   --------
  4.11  Form of Preferred          Substantially identical to the Capital Security
        Security Certificate for   of Mellon Capital I previously filed as Exhibit 4.4
        Mellon Capital III         to the Corporation's Current Report on Form 8-K,
                                   dated December 3, 1996, and incorporated herein
                                   by reference.
  4.12  Form of Guarantee          Substantially identical to the Guarantee Agreement
        Agreement for Mellon       of Mellon Capital I previously filed as Exhibit 4.5
        Capital II                 to the Corporation's Current Report on Form 8-K,
                                   dated December 3, 1996, and incorporated herein
                                   by reference.
  4.13  Form of Guarantee          Substantially identical to the Guarantee Agreement
        Agreement for Mellon       of Mellon Capital I previously filed as Exhibit 4.5
        Capital III                to the Corporation's Current Report on Form 8-K,
                                   dated December 3, 1996, and incorporated herein
                                   by reference.
  4.14  Form of Agreement as to    Substantially identical to the Agreement as to
        Expenses and Liabilities   Expenses and Liabilities for Mellon Capital I
        for Mellon Capital II      previously filed as Exhibit 4.6 to the Corporation's
                                   Current Report on Form 8-K, dated December 3, 1996,
                                   and incorporated herein by reference.
  4.15  Form of Agreement as to    Substantially identical to the Agreement as to
        Expenses and Liabilities   Expenses and Liabilities for Mellon Capital I
        for Mellon Capital III     previously filed as Exhibit 4.6 to the Corporation's
                                   Current Report on Form 8-K, dated December 3, 1996,
                                   and incorporated herein by reference.
  5.1   Opinion of Carl Krasik,    Filed herewith.
        Esq. as to legality of
        the Junior Subordinated
        Debentures and the
        Guarantees
        to be issued by Mellon
        Bank Corporation
  5.2   Opinion of Sullivan &      Filed herewith.
        Cromwell as to legality
        of the Junior
        Subordinated Debentures
        and the Guarantees to be
        issued by Mellon Bank
        Corporation
  5.3   Opinion of Richards,       Filed herewith.
        Layton & Finger as to
        legality of the
        Preferred Securities to
        be issued by Mellon
        Capital II and Mellon
        Capital III
  8     Opinion of Sullivan &      Filed herewith.
        Cromwell as to certain
        federal income tax
        matters
 12.1   Computation of Ratio of    Previously filed as Exhibit 12.1 to the
        Earnings to Fixed          Corporation's Annual Report on Form 10-K
        Charges and Ratio of       (File No. 1-7410) for the year ended
        Earnings to Combined       December 31, 1995, and incorporated herein
        Fixed Charges and Pre-     by reference.
        ferred Stock Dividends
        (parent Corporation)

 NUMBER        DESCRIPTION                      METHOD OF FILING              PAGE NO.
 ------        -----------                      ----------------              --------
 12.2   Computation of Ratio of    Previously filed as Exhibit 12.2 to the
        Earnings to                Corporation's Annual Report on Form 10-K
        Fixed Charges and Ratio    (File No. 1-7410) for the year ended
        of Earnings                December 31, 1995, and incorporated herein
        to Combined Fixed          by reference.
        Charges and
        Preferred Stock
        Dividends (Mellon
        Bank Corporation and
        subsidiaries)
 23.1   Consent of KPMG Peat       Filed herewith.
        Marwick LLP
 23.2   Consent of Carl Krasik,    Filed herewith.
        Esq.
        (included in Exhibit
        5.1)
 23.3   Consent of Sullivan &      Filed herewith.
        Cromwell (included in
        Exhibits 5.2 and 8)
 23.4   Consent of Richards,       Filed herewith.
        Layton & Finger
        (included in Exhibit
        5.3)
 24.1   Power of Attorney          Filed herewith.
 25.1   Form T-1 Statement of      Filed herewith.
        Eligibility of The Chase
        Manhattan Bank to act as
        trustee under the Junior
        Subordinated Indenture
 25.2   Form T-1 Statement of      Filed herewith as Exhibit 25.1.
        Eligibility of The Chase
        Manhattan Bank to act as
        trustee under the
        Amended and Restated
        Trust Agreement of
        Mellon Capital II
 25.3   Form T-1 Statement of      Filed herewith as Exhibit 25.1.
        Eligibility of The Chase
        Manhattan Bank to act as
        trustee under the
        Amended and Restated
        Trust Agreement of
        Mellon Capital III
 25.4   Form T-1 Statement of      Filed herewith as Exhibit 25.1.
        Eligibility of The Chase
        Manhattan Bank under the
        Guarantee for the bene-
        fit of the holders of
        Preferred Securities of
        Mellon Capital II
 25.5   Form T-1 Statement of      Filed herewith as Exhibit 25.1.
        Eligibility of The Chase
        Manhattan Bank under the
        Guarantee for the bene-
        fit of the holders of
        Preferred Securities of
        Mellon Capital III